                                                                     EXHIBIT 4.1

                                   INDENTURE

          INDENTURE, dated as of October 7, 1997, by and among Physician Sales & Service, Inc., a Florida corporation (the "Company"), the Subsidiary Guarantors
                                           -------
(as hereinafter defined) and SunTrust Bank, Central Florida, National Association, as Trustee (the "Trustee").
                              -------

          The Company has duly authorized the creation of an issue of 8 1/2% Senior Subordinated Notes due 2007 and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed, by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

          Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                  ARTICLE I.

                  DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.1.   Definitions.
                         -----------

          "Acceleration Notice" has the meaning provided in Section 6.2.
           -------------------

          "Accounts Receivable Subsidiary" means a newly created, Unrestricted
           ------------------------------
Subsidiary of the Company (i) which is formed solely for the purpose of, and which engages in no activities other than activities in connection with, financing accounts receivable of the Company and/or its Restricted Subsidiaries,
(ii) which is designated by the Board of Directors of the Company as an Accounts Receivable Subsidiary pursuant to a Board Resolution set forth in an Officers' Certificate and delivered to the Trustee, (iii) that has total assets at the time of such creation and designation with a book value of $10,000 or less, (iv) which has no Indebtedness other than Non-Recourse Debt, and (v) with which neither the Company nor any Restricted Subsidiary of the Company has any contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business in connection with sales of accounts receivable in accordance with
Section 4.23 and fees payable in the ordinary course of business in connection with servicing accounts receivable.

          "Acquired Indebtedness" means Indebtedness of a Person or any of its
           ---------------------
Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

          "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean
           -------------------
the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving
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effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Note Guarantee of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Note Guarantee), excluding debt in respect of the Note Guarantee, as they become absolute and matured.

          "Affiliate" means, with respect to any specified Person, any other
           ---------
Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.
The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that beneficial ownership of 10% or more of the voting Capital Stock of a Person shall be deemed to be control. The terms "controlling" and "controlled" have meanings correlative of the foregoing.

          "Affiliate Transaction" has the meaning provided in Section 4.11.
           ---------------------

          "Agent" means any Registrar, Paying Agent or co-Registrar.
           -----

          "Asset Sale" means any direct or indirect sale, issuance, conveyance,
           ----------
transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction, but excluding any such transaction consummated by a Restricted Subsidiary prior to its acquisition by, or merger into, the Company or a Subsidiary of the Company) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $250,000 provided that aggregate of all such transactions in any single calendar year shall not exceed $1,000,000, (ii) sales of accounts receivable to the Accounts Receivable Subsidiary in accordance with
Section 4.23 and (iii) the sale, lease, conveyance, disposition or other transfer (x) of all or substantially all of the assets of the Company as permitted under Section 5.1, (y) involving only cash, Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company, or
(z) involving only the lease or sublease of any real or personal property in the ordinary course of business.

          "Attributable Debt" in respect of a Sale and Leaseback Transaction
           -----------------
means at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction

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(including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Authenticating Agent" has the meaning provided in Section 2.2.
           --------------------

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal,
           --------------
state or foreign law for the relief of debtors.

          "Blockage Period" has the meaning provided in Section 10.2(a).
           ---------------

          "Board of Directors" means, as to any Person, the board of directors
           ------------------
of such Person or any duly authorized committee thereof.

          "Board Resolution" means, with respect to any Person, a copy of a
           ----------------
resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Acquisition" means (a) an Investment by the Company or any
           --------------------
Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, or
(b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Business Day" means a day that is not a Legal Holiday.
           ------------

          "Capital Stock" means (i) in the case of a corporation, corporate
           -------------
stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Capitalized Lease Obligation" means, as to any Person, the
           ----------------------------
obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Cash Equivalents" means (i) marketable direct obligations issued by,
           ----------------
or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality

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thereof maturing within one year from the date of acquisition thereof or which the holder has the right to require the issuer to repurchase at a price greater than or equal to the principal amount thereof within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from both Standard & Poor's Corporation ("S&P") and Moody's
                                                             ---
Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more
                          -------
than one year from the date of creation thereof and, at the time of acquisition, having one of the two highest ratings obtainable from both S&P and Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above with a fair market value greater than or equal to the repurchase price, entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

          "Change of Control" means the occurrence of one or more of the
           -----------------
following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") together with any Affiliates thereof (whether or not otherwise in
 -----
compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) the acquisition in one or more transactions, by any Person or Group of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of either more than 30% (or in the case of any Person or Group that beneficially owns 10% or more of the aggregate ordinary voting power as of the Issue Date, 35%) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or more than 40% of the aggregate issued and outstanding Common Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

          "Change of Control Date" has the meaning provided in Section 4.15.
           ----------------------

          "Change of Control Offer" has the meaning provided in Section 4.15.
           -----------------------

          "Change of Control Payment Date" has the meaning provided in Section
           ------------------------------
4.15.

          "Common Stock" of any Person means any and all shares, interests or
           ------------
other participations in, and other equivalents (however designated and whether voting or non-voting) of

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such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means Physician Sales & Service, Inc., a Delaware
           -------
corporation and its successors that become a party to this Indenture in accordance with its terms.

          "Consolidated EBITDA" means, with respect to any Person, for any
           -------------------
period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business or other transactions the effect of which has been excluded from Consolidated Net Income), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any
           ----------------------------------------
Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of
                      -------------------
the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of
                            ----------------
such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital or revolving credit facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Business Acquisitions (including, without limitation, any Business Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Business Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA for such Four Quarter Period attributable to the Person or assets which are the subject of the Business Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Business Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such Guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such Guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for

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purposes of determining the denominator (but not the numerator) of this
"Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any
           --------------------------
period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock or dividends to the extent payable to the Company or its Restricted Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period (other than in the case of Preferred Stock of such Person and its Restricted Subsidiaries for which the dividends are tax deductible for Federal income tax purposes) times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to any Person for
           -----------------------------
any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, whether paid or accrued, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation, including with respect to Attributable Debt; (ii) the aggregate dividend payments of such Person and its Restricted Subsidiaries for such period with respect to Disqualified Capital Stock; and (iii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any Person, for any
           -----------------------
period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis (before Preferred Stock (other than Disqualified Stock) dividend requirements), determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains and losses from Asset Sales or abandonments of reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person,
(d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar

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distributions by that Restricted Subsidiary of that income is restricted (or subject to tax) by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person,
(f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, (i) any gain realized in connection with the disposition of any securities other than Cash Equivalents by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, (j) all gains or losses from the cumulative effect of any change in accounting principles and (k) Consolidated Pooling Expenses.

          "Consolidated Net Worth" means, (A) with respect to any partnership,
           ----------------------
the common and preferred partnership equity of such partnership and its consolidated subsidiaries, as determined on a consolidated basis in accordance with GAAP, and (B) with respect to any other Person as of any date, the sum of
(i) the consolidated equity of the common equityholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred equity (other than Disqualified Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), plus
(z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "Consolidated Non-cash Charges" means, with respect to any Person, for
           -----------------------------
any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve relating to possible cash charges or expenditures for any future or past period).

          "Consolidated Pooling Expenses" of any Person means for any period,
           -----------------------------
with respect to such Person and its Restricted Subsidiaries on a consolidated basis, the transaction, merger-related and non-recurring costs and expenses for such period recorded in connection with a pooling-of-interests transaction, in accordance with GAAP, but only to the extent such expenses would have been capitalized, in accordance with GAAP, if such transaction had been a purchase transaction including, but not limited to, severance costs, plant closings, relocations and like costs.

          "Contributions" means any loans, cash advances, capital contributions,
           -------------
investments or other transfers of assets for either (i) Capital Stock or (ii) less than fair value by the Company or any of its Restricted Subsidiaries to any Subsidiary or other Affiliate of the Company or any of its Restricted Subsidiaries other than to a Subsidiary Guarantor.

          "Covenant Defeasance" has the meaning provided in Section 8.2(c).
           -------------------

          "Credit Facility" means the Amended and Restated Loan and Security
           ---------------
Agreement, dated as of December 21, 1994, by and among the Company, PSS Texas, Inc., PSS Rhode Island, Inc., Standard/Crescent City Surgical Supplies, Inc., and the financial institutions party thereto from time to time and NationsBank, N.A. (formerly known as NationsBank of Georgia, N.A.), as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, and any agreement extending the maturity of, Refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.12)) all or any portion of the Indebtedness (or commitment to extend such Indebtedness) under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Currency Agreement" means any foreign exchange contract, currency
           ------------------
swap agreement or other similar agreement or arrangement.

          "Custodian" means any receiver, trustee, assignee, liquidator,
           ---------
sequestrator or similar official under any Bankruptcy Law.

          "Default" means an event or condition the occurrence of which is, or
           -------
with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Default Notice" has the meaning provided in Section 10.2(a).
           --------------

          "Depository" means The Depository Trust Company, its nominees and
           ----------
successors.

          "Depository Participants" has the meaning provided in Section 2.15.
           -----------------------

          "Designated Senior Indebtedness" means (i) Indebtedness under or in
           ------------------------------
respect of the Credit Facility and (ii) any other Indebtedness constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25,000,000 and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

          "Disqualified Capital Stock" means, with respect to any person, any
           --------------------------
Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

          "Escrowed Purchase Price" means the deferred purchase price of
           -----------------------
property, including a Business Acquisition, for which an escrow of cash or Cash Equivalents has been established, and with respect to which the payment obligation (whether contingent or fixed) does not exceed the amount of such escrow, plus the earnings actually received thereon.

          "Event of Default" has the meaning provided in Section 6.1.
           ----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any successor statute or statutes thereto.

          "Exchange Notes" means the 8 1/2% Senior Subordinated Notes due 2007
           --------------
to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under this Indenture subsequent to the Issue Date pursuant to Section 2.2, a registration rights agreement substantially identical to the Registration Rights Agreement.

          "Exchange Offer" has the meaning assigned to such term in the
           --------------
Registration Rights Agreement, dated as of October 7, 1997, by and among the Company, the Subsidiary Guarantors, BT Alex. Brown Incorporated, Salomon Brothers Inc, and NationsBanc Montgomery Securities, Inc., as initial purchasers (the "Registration Rights Agreement").
      -----------------------------

          "Executive Stock Purchase Program" means any plan or program
           --------------------------------
implemented by the Company pursuant to which the Company provides loans or otherwise extends credit to officers of the Company for the purpose of purchasing Common Stock of the Company from the Company in an amount not less than the amount of such loans or credit. Under the terms of any Executive Stock Purchase Program, the Company may, based on the financial performance of the Company, forgive the repayment of all or any portion of such loan.

          "fair market value" means, with respect to any asset or property, the
           -----------------
price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

          "First Call Date" means October 1, 2002.
           ---------------

          "Foreign Subsidiary" means any Subsidiary of the Company either (a)
           ------------------
which is organized outside of the United States of America, (b) whose principal activities are conducted outside of the United States of America or (c) whose only material assets are Capital Stock in Subsidiaries which are Foreign Subsidiaries.

          "Funding Guarantor" has the meaning provided in Section 11.6.
           -----------------

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

          "Global Note" has the meaning provided in Section 2.1.
           -----------

          "Guarantee" means a guarantee, direct or indirect, in any manner of
           ---------
all or any part of any Indebtedness.

          "Guarantor Blockage Period" has the meaning provided in Section
           -------------------------
12.2(a).

          "Guarantor Default Notice" has the meaning provided in Section
           ------------------------
12.2(a).

          "Guarantor Designated Senior Indebtedness", with respect to any
           ----------------------------------------
Subsidiary Guarantor, means (i) if such Subsidiary Guarantor is party to the Credit Facility, Indebtedness under or in respect of the Credit Facility and
(ii) any other Indebtedness constituting Guarantor Senior Indebtedness of such Subsidiary Guarantor which, at the time of determination, has an aggregate principal amount of at least $25,000,000 (including the principal amount of Obligations of the Company and its Subsidiaries under such Indebtedness) and is specifically designated in the instrument evidencing such Guarantor Senior Indebtedness as "Designated Senior Indebtedness" or "Guarantor Designated Senior Indebtedness" by the Company or any of its Subsidiaries.

          "Guarantor Senior Indebtedness" means, with respect to any Subsidiary
           -----------------------------
Guarantor, all Indebtedness and other Obligations specified below payable directly or indirectly by such Subsidiary Guarantor (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), whether outstanding on the Issue Date or thereafter created, incurred or assumed, by such Subsidiary
Guarantor: (i) the principal of, interest on and all other Obligations related to, the Credit Facility (including without limitation all loans, letters of credit and other extensions of credit under the Credit Facility, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the Credit Facility); (ii) amounts payable in respect of any Interest Swap Obligations and Currency Agreements; (iii) all Indebtedness not prohibited by
Section 4.12 that is not expressly pari passu with or subordinated to the Note Guarantee of such Subsidiary Guarantor; and (iv) all permitted Refinancings thereof. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (a) any Indebtedness of the Subsidiary Guarantor to the Company or a Subsidiary of the Company, (b) Indebtedness to, or guaranteed on behalf of, any Affiliate of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (c) accounts payable and other amounts due to trade creditors in connection with obtaining goods, materials or services, (d) Indebtedness represented by Disqualified Capital Stock, (e) any liability for federal, state, local or other taxes owed or owing by the Subsidiary Guarantor, (f) Indebtedness incurred in violation of Section 4.12,
(g) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to the Subsidiary Guarantor and (h) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Subsidiary Guarantor.

          "Holder" or "Noteholder" means the person in whose name a Note is
           ------      ----------
registered on the Registrar's books.

          "incur" has the meaning provided in Section 4.12.
           -----

          "Indebtedness" means with respect to any Person, without duplication,
           ------------
(i) all indebtedness of such Person, whether or not contingent, for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all indebtedness or other obligations of such Person issued or assumed as the deferred purchase price of property other than Escrowed Purchase Price, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not in default or overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all indebtedness for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below of such Person or any other Person,
(vii) all indebtedness of any other Person of the type referred to in clauses
(i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all indebtedness under Currency Agreements and Interest Swap Agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. The amount of any Indebtedness (other than Disqualified Capital Stock) outstanding as of any date shall be (i) the accreted value thereof, to the extent such Indebtedness does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "Independent Financial Advisor" means a firm (i) which does not, and
           -----------------------------
whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Indenture" means this Indenture, as amended or supplemented from time
           ---------
to time in accordance with the terms hereof.

          "Initial Notes" means, collectively, (i) the 8 1/2% Senior
           -------------
Subordinated Notes due 2007 of the Company issued on the Issue Date and (ii) one or more series of 8 1/2% Senior Subordinated Notes due 2007 that are issued under this Indenture subsequent to the Issue Date pursuant to Section 2.2, in each case for so long as such securities constitute Restricted Securities.

          "Initial Sale" means the first transaction in which accounts
           ------------
receivable are sold by the Company and/or its Restricted Subsidiaries to an Accounts Receivable Subsidiary.

          "Insolvency or Liquidation Proceedings" means with respect to any
           -------------------------------------
Person (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding relative to such Person or to the creditors of such Person, as such, or to the assets of such Person, or (ii) any liquidation, dissolution, reorganization or winding up of such Person, whether voluntary or involuntary and involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

          "Institutional Accredited Investor" means an institution that is an
           ---------------------------------
"accredited investor" as that term is defined in Rule 501 (a)(1), (2), (3) or
(7) under the Securities Act.

          "Interest Payment Date" when used with respect to any Note, means the
           ---------------------
stated maturity of an installment of interest specified in such Note.

          "Interest Swap Obligations" means the obligations of any Person
           -------------------------
pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Investment" means, with respect to any Person, any direct or indirect
           ----------
loan or other extension of credit (including, without limitation, a guarantee, other than a guarantee of Indebtedness of a Foreign Subsidiary permitted by
Section 4.12) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person (including a Subsidiary of the referent Person). "Investment" shall exclude extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed. For the purposes of Section 4.10, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

          "Issue Date" means the date of original issuance of the Notes.
           ----------

          "Legal Defeasance" has the meaning provided in Section 8.2(b).
           ----------------

          "Legal Holiday" has the meaning provided in Section 13.7.
           -------------

          "Lien" means any lien, mortgage, deed of trust, pledge, security
           ----
interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Local Qualifying Securities" with respect to any Foreign Subsidiary
           ---------------------------
means the minimum amount of Capital Stock of such Foreign Subsidiary required by applicable law of the country in which the Foreign Subsidiary is located to be owned by a citizen of such country.

          "Maturity Date" means October 1, 2007.
           -------------

          "Net Cash Proceeds" means, with respect to any Asset Sale, the
           -----------------
proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) income taxes paid or payable after taking into account any reduction in consolidated income tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Net Proceeds Offer" has the meaning provided in Section 4.16.
           ------------------

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the
           -----------------
Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders, except for lenders under Indebtedness in existence on the Issue Date or instruments governing Acquired Indebtedness (a) have acknowledged that they do not have recourse to the holder of the Capital Stock of the debtor or (b) have been notified in writing that they will not have any recourse to the stock or assets of either the Company or any of its Restricted Subsidiaries.

          "Non-U.S. Person" means a Person other than a "U.S. Person" (as
           ---------------
defined in Regulation S under the Securities Act).

          "Note Guarantee" means the Guarantees executed and delivered by any
           --------------
Subsidiary Guarantor with respect to the Company's obligations under this Indenture and the Notes.

          "Notes" means, collectively, the Initial Notes, the Private Exchange
           -----
Notes, if any, and the Unrestricted Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Obligations" means all obligations for principal, premium, interest,
           -----------
penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, with respect to any person, the Chairman of the
           -------
Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such person, or any other officer designated by the Board of Directors serving in a similar capacity.

          "Officers' Certificate" means, with respect to any Person, a
           ---------------------
certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 13.4 and 13.5, as they relate to the making of an Officers' Certificate.

          "Offshore Physical Notes" has the meaning provided in Section 2.1.
           -----------------------

          "Opinion of Counsel" means a written opinion from legal counsel, who
           ------------------
may be counsel for the Company and who is reasonably acceptable to the Trustee, complying with the requirements of Sections 13.4 and 13.5, as they relate to the giving of an Opinion of Counsel.

          "Pari Passu Debt" means any Indebtedness of the Company or its
           ---------------
Restricted Subsidiaries which, by its terms, is pari passu in right of payment to the Notes or the Note Guarantees.

          "Paying Agent" has the meaning provided in Section 2.3.
           ------------

          "Payment in Full" (together with any correlative phrases, e.g., "paid
           ---------------
in full" and "pay in full") means (i) with respect to any Senior Indebtedness other than Senior Indebtedness under or in respect of the Credit Facility, payment in full thereof or due provision for payment thereof (x) in accordance with the terms of the agreement or instrument pursuant to which such Senior Indebtedness was issued or is governed or (y) otherwise to the reasonable satisfaction of the holders of such Senior Indebtedness, which shall include, in any Insolvency or Liquidation Proceeding, approval by such holders individually or as a class, of the provision for payment thereof, and (ii) with respect to Senior Indebtedness under or in respect of the Credit Facility, payment in full thereof in cash or Cash Equivalents.

          "Permitted Business" means the business of the Company and its
           ------------------
Subsidiaries as existing on the Issue Date or such other businesses as the Board of Directors of the Company determines are reasonably related thereto as evidenced by a Board Resolution.

          "Permitted Indebtedness" has the meaning provided in Section 4.12(b).
           ----------------------

          "Permitted Insolvency Payments" means (i) securities distributed to
           -----------------------------
the Holders of the Notes in an Insolvency or Liquidation Proceeding pursuant to a plan of reorganization consented to by each class of the Senior Indebtedness, but only if all of the terms and conditions of such securities (including, without limitation, term, tenor, interest, amortization, subordination, standstills, covenants and defaults), are at least as favorable (and provide the same relative benefits) to the holders of Senior Indebtedness and to the holders of any security distributed in such Insolvency or Liquidation Proceeding on account of any such Senior Indebtedness as the terms and conditions of the Notes and this Indenture are, and provide to the holders of Senior Indebtedness, and
(ii) payments from a trust established pursuant Article VIII, provided that payment into such trust was not made either (x) within 90 days prior to the commencement of an Insolvency or Liquidation Proceeding, or (y) during a Blockage Period.

          "Permitted Investments" means (i) Investments by the Company or any
           ---------------------
Subsidiary of the Company in any Person engaged in a Permitted Business that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company other than a Foreign Subsidiary or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company other than a Foreign Subsidiary, (ii) Investments in the Company by any Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated to the Company's obligations under the Notes and this Indenture, pursuant to a written agreement and to the same extent that the Notes are subordinated to Senior Indebtedness; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Subsidiaries (a) in existence as of the Issue Date, (b) in the ordinary course of business for bona fide business purposes not in excess of $2,000,000 at any one time outstanding or (c) pursuant to an Executive Stock Purchase Program; (v)

Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) Investments in securities of trade creditors or customers received in settlement of trade receivables at such time as the account debtor is insolvent or otherwise unable to pay or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.16; (viii) Investments in an Accounts Receivable Subsidiary received in consideration of sales of accounts receivable in accordance with Section 4.23; (ix) Investments by the Company or a Wholly Owned Restricted Subsidiary in the form of loans or advances described in clause (vii) of the definition of the term Permitted Indebtedness; and (x) additional Investments made after the Issue Date in an aggregate amount not exceeding $10,000,000 at any one time outstanding.

          "Permitted Liens" means the following types of Liens:
           ---------------

          i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          iv) Liens securing letters of credit issued in the ordinary course of business consistent with past practice in connection with the items referred to in clause (iii) or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          v) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          vi) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          vii) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          viii) purchase money Liens to finance property or assets of the Company or any Subsidiary of the Company acquired or constructed in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

          ix) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          x) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          xi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

          xii) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

          xiii) Liens securing Indebtedness under Currency Agreements;

          xiv) Liens securing Acquired Indebtedness incurred in accordance with
     Section 4.12; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company;

          xv) Liens to secure Attributable Debt that is permitted to be incurred pursuant to Section 4.21; provided that any such Lien shall not extend to or cover any assets of the Company or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Debt is incurred.

          xvi) Leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries;

          xvii) Any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of a default by the Company or any of its Subsidiaries of its obligations under such lease;

          xviii) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under this Indenture and under which the Company or any of its Subsidiaries is lessee; and

          xix) Liens in favor of the Trustee and any substantially equivalent Lien granted to any trustee or similar institution under any indenture governing Indebtedness permitted to be incurred or outstanding under this Indenture.

          "Person" means an individual, partnership, corporation, unincorporated
           ------
organization, trust or joint venture, a governmental agency or political subdivision thereof or other entity.

          "Physical Notes" has the meaning provided in Section 2.1.
           --------------

          "Preferred Stock" of any Person means any Capital Stock of such Person
           ---------------
that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "principal" of any Indebtedness (including the Notes) means the
           ---------
principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

          "Private Exchange Notes" has the meaning set forth in the Registration
           ----------------------
Rights Agreement.

          "Private Placement Legend" means the legend initially set forth on the
           ------------------------
Initial Notes in the form set forth in Exhibit A(l).
                                       ------------

          "Proceeds Purchase Date" has the meaning provided in Section 4.16.
           ----------------------

          "pro forma" means, with respect to any calculation made or required to
           ---------
be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

          "Property" of any person means all types of real, personal, tangible,
           --------
intangible or mixed property owned by such person whether or not included in the most recent consolidated balance sheet of such person and its Subsidiaries under GAAP.

          "Public Equity Offering" means an underwritten equity offering of the
           ----------------------
Qualified Capital Stock of the Company, or of any entity of which the Company is a direct or indirect subsidiary, to the extent the proceeds thereof shall have been contributed to the Company, pursuant to an effective registration statement under the Securities Act.

          "Qualified Capital Stock" means any Capital Stock that is not
           -----------------------
Disqualified Capital Stock.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning
           -----------------------------      ---
specified in Rule 144A under the Securities Act.

          "Record Date" means, with respect to any Note, any of the Record Dates
           -----------
specified in such Note, whether or not a Legal Holiday.

          "Redemption Date," when used with respect to any Note to be redeemed,
           ---------------
means the date fixed for such redemption pursuant to this Indenture and the Notes.

          "Redemption Price," when used with respect to any Note to be redeemed,
           ----------------
means the price fixed for such redemption pursuant to this Indenture and the Notes.

          "Reference Date" has the meaning provided in Section 4.10.
           --------------

          "Refinance" means, in respect of any security or Indebtedness, to
           ---------
refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means any Refinancing by the Company or any
           ------------------------
Subsidiary of the Company of Indebtedness (other than Indebtedness under the Credit Facility) incurred in accordance with Section 4.12 (other than pursuant to clause (v), (vi), (vii), (viii) or (ix) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium or penalty required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Note Guarantee, then such Refinancing Indebtedness shall have a final maturity date later than 91 days after the final maturity date of the Notes and shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

          "Registrar" has the meaning provided in Section 2.3.
           ---------

          "Registration Rights Agreement" has the meaning provided in the
           -----------------------------
definition of "Exchange Offer."

          "Regulation S" means Regulation S under the Securities Act.
           ------------

          "Representative" means the indenture trustee or other trustee, agent
           --------------
or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

          "Repurchase Date" has the meaning provided in Section 4.15.
           ---------------

          "Restricted Payment" has the meaning provided in Section 4.10.
           ------------------

          "Restricted Security" has the meaning assigned to such term in Rule
           -------------------
144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          "Restricted Subsidiary" of a Person means any Subsidiary of the
           ---------------------
referent Person that is not an Unrestricted Subsidiary.

          "Revolving Credit Facility" means one or more revolving credit
           -------------------------
facilities under the Credit Facility.

          "Rule 144A" means Rule 144A under the Securities Act.
           ---------

          "Sale and Leaseback Transaction" means any direct or indirect
           ------------------------------
arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any property, whether owned by the Company or any Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

          "SEC" means the United States Securities and Exchange Commission and
           ---
any successor agency.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the SEC promulgated thereunder.

          "Senior Indebtedness" means, all Indebtedness and other Obligations
           -------------------
specified below payable directly or indirectly by the Company or any of its Restricted Subsidiaries (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), whether outstanding on the Issue Date or thereafter created, incurred or assumed, by the Company or any of its Restricted Subsidiaries: (i) the principal of, interest on and all other Obligations related to, the Credit Facility (including without limitation all loans, letters of credit and other extensions of credit under the Credit Facility, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the Credit Facility); (ii) amounts payable in respect of any Interest Swap Obligations and Currency Agreements; (iii) all Indebtedness not prohibited by Section 4.12 that is not expressly pari passu with or subordinated to the Notes; and (iv) all permitted Refinancings thereof. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) any Indebtedness of the Company to a Subsidiary of the Company, (b) Indebtedness to, or guaranteed on behalf of, any Affiliate of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (c) accounts payable and other amounts due to trade creditors in connection with obtaining goods, materials or services, (d) Indebtedness represented by Disqualified Capital Stock, (e) any liability for federal, state, local or other taxes owed or owing by the Company, (f) Indebtedness incurred in violation of
Section 4.12, (g) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (h) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

          "Significant Subsidiary" shall have the meaning set forth in Rule
           ----------------------
1.02(w) of Regulation S-X under the Securities Act.

          "Stated Maturity" means, with respect to any installment of interest,
           ---------------
accreted value or principal on any series of Indebtedness, the date on which such payment of interest or principal is due or is scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, accreted value or principal prior to the date originally scheduled for the payment or accretion thereof.

          "Subsidiary", with respect to any Person, means (i) any corporation,
           ----------
limited liability company, limited partnership or limited liability partnership, general partnership of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors (or Persons having similar control or authority) under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "Subsidiary Guarantor" means (i) initially, Diagnostic Imaging, Inc.,
           --------------------
PSS Service, Inc., PSS Holding, Inc., Physician Sales & Service Limited Partnership, PSS Rhode Island, Inc., PSS Texas, Inc., PSS Delaware, Inc., PSS Physician Services, Inc., Standard/Crescent City Surgical Supplies, Inc. and S&W X-Ray, Inc., and (ii) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor; provided that any Person constituting a Subsidiary Guarantor as described above shall cease to be a Subsidiary Guarantor when its respective Note Guarantee is released in accordance with the terms hereof.

          "Surviving Entity" has the meaning provided in Section 5.1.
           ----------------

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-
           ---
77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.4.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Trust Officer" means any officer of the Trustee assigned by the
           -------------
Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

          "U.S. Government Obligations" means non-callable direct obligations
           ---------------------------
of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

          "U.S. Legal Tender" means such coin or currency of the United States
           -----------------
of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "U.S. Physical Notes" has the meaning provided in Section 2.1.
           -------------------

          "Unrestricted Notes" means one or more Notes that do not and are not
           ------------------
required to bear the private placement legend in the form set forth on Exhibit
                                                                       -------
A(l), including, without limitation, the Exchange Notes in the form set forth as
----
Exhibit A(2) hereto.
------------

          "Unrestricted Subsidiary" means (I) WorldMed, Inc., WorldMed
           -----------------------
International, Inc., and WorldMed, N.V. and (II) any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.22 but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; provided, however, that any such Non-Recourse Debt may be Guaranteed by the Company or its Restricted Subsidiaries, provided, that such Guarantee is permitted by Section 4.12; (b) on the date of such designation is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or such Restricted Subsidiary; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Capital Stock or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or its Restricted Subsidiaries.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" of any Person means any
           ----------------------------------
Restricted Subsidiary of such Person of which all the outstanding voting securities (other than Local Qualifying Securities) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

          Section 1.2.   Incorporation by Reference of TIA.
                         ---------------------------------

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder or a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company, the Subsidiary Guarantors, or any other obligor on the Notes or the Note Guarantees.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

          Section 1.3.   Rules of Construction.
                         ---------------------

          Unless the context otherwise requires:

               (1)       a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3)       "or" is not exclusive;

               (4) words in the singular include the plural, and words in the plural include the singular; and

               (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE II.

                                   THE NOTES

          Section 2.1.   Form and Dating.
                         ---------------

          The Initial Notes, the notation thereon relating to the Note Guarantees and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A(1) hereto. The Exchange Notes, the
                             ------------
notation thereon relating to the Note Guarantees and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A(2) hereto.
                                                        ------------
The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance.

          The terms and provisions contained in the Notes and the Note Guarantees annexed hereto as Exhibits A(l) and A(2), shall constitute, and are
                             -------------     ----
hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A(l) (the "Global Note"),
                                       ------------       -----------
deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth in Exhibit B, duly executed by the Company and the Subsidiary
                    ---------
Guarantors, if any, and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A(l) (the
                                                       ------------
"Offshore Physical Notes").  Notes offered and sold in reliance on any other
------------------------
exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Notes in registered form, in substantially the form set forth in Exhibit A(1) (the "U.S.
                                                        ------------       ----
Physical Notes").  The Offshore Physical Notes and the U.S. Physical Notes are
--------------
sometimes collectively herein referred to as the "Physical Notes."
                                                  --------------

          Section 2.2.   Execution and Authentication; Aggregate Principal
                                                       -------------------
                         Amount.
                         -------

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to the Notes for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Notes. Each Subsidiary Guarantor shall execute the Note Guarantee in the manner set forth in
Section 11.8.

          If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $250,000,000 in one or more series,
(ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time only (x) in exchange for a like principal amount of Initial Notes or (y) in an aggregate principal amount of not more than the excess of $250,000,000 over the sum of the aggregate principal amount of (A) Initial Notes then outstanding, (B) Private Exchange Notes then outstanding and (C) Unrestricted Notes issued in accordance with (iii)(x) above, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clauses (ii) or (iii) of the first sentence of this paragraph, the first such written order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee stating that the issuance of the Private Exchange Notes or the Unrestricted Notes, as the case may be, does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Company. The aggregate principal amount of Notes outstanding at any time may not exceed $250,000,000, except as provided in Section 2.8.

          In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to clauses (i) and (iii) of the first sentence of the immediately preceding paragraph, the Company shall use its best efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding.

Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent (the "Authenticating
                                                                --------------
Agent") reasonably acceptable to the Company to authenticate Notes.  Unless
-----
otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

          Section 2.3.   Registrar and Paying Agent.
                         --------------------------

          The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where
(a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment
           ---------
("Paying Agent") and (c) notices and demands to or upon the Company in respect
  ------------
of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.7.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days prior written notice to the Company.

          Section 2.4.   Paying Agent To Hold Assets in Trust.
                         ------------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Articles Ten and Eleven, each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

          Section 2.5.   Noteholder Lists.
                         ----------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee as of each Record Date and before each related Interest Payment Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Noteholders, which list may be conclusively relied upon by the Trustee.

          Section 2.6.   Transfer and Exchange.
                         ---------------------

          Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made to a Noteholder for any registration of transfer or exchange. The Company may require from such Noteholder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.6, 4.15,
4.16 or 9.6, in which event the Company shall be responsible for the payment of such taxes).

          The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Note being redeemed in part.

          Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

          Section 2.7.   Replacement Notes.
                         -----------------

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and execute and the Trustee shall authenticate a replacement
Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of the Trustee and counsel and the Trustee may charge the Company for the Trustee's reasonable out-of-pocket expenses in replacing such Note. Every replacement Note shall constitute an additional Obligation of the Company.

          Section 2.8.   Outstanding Notes.
                         -----------------

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.
Subject to the provisions of Section 2.9, a Note does not cease to be outstanding because the Company, any Subsidiary Guarantor or any of their respective Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender
---- ----
of such Note and replacement thereof pursuant to Section 2.7.

          If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.

          Section 2.9.   Treasury Notes.
                         --------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company, any Subsidiary Guarantor or any of their respective Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it, any Subsidiary Guarantor or any of their respective Affiliates repurchases or otherwise acquires Notes, and of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

          Section 2.10.  Temporary Notes.
                         ---------------

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated, and shall direct the Trustee to authenticate such Notes and certify that all conditions precedent to the issuance of such Notes contained herein have been complied with. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.2 definitive Notes in exchange for temporary Notes.

          Section 2.11.  Cancellation.
                         ------------

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall (subject to the record-retention requirements of the Exchange Act) dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company or any Subsidiary Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

          Section 2.12.  Defaulted Interest.
                         ------------------

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          Section 2.13.  CUSIP Number.
                         ------------

          The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the appropriate CUSIP number(s) shall be included in all notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made by the Trustee as to the correctness or accuracy of any CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

          Section 2.14.  Deposit of Moneys.
                         -----------------

          Prior to 10:00 a.m., New York City time, on each Interest Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

          Section 2.15.  Book-Entry Provisions for Global Note.
                         -------------------------------------

          (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B. Members of, or participants in, the Depository ("Depository
---------                                                    ----------
Participants") shall have no rights under this Indenture with respect to any
------------
Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Depository Participants, the operation of customary practices governing the exercise of the rights of a holder of any Note.

          (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

          (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.16, bear the Private Placement Legend.

          (f) The Holder of the Global Note may grant proxies and otherwise authorize any person, including Depository Participants and persons that may hold interests through Depository Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          Section 2.16.  Special Transfer Provisions.
                         ---------------------------

          (a)  Transfers to Non-QIB Institutional Accredited Investors and Non-
               ---------------------------------------------------------------
U.S. Persons.  The following provisions shall apply with respect to the
------------
registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

               (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the date of this Indenture and the transferor certifies that it is not, and for the preceding three months has not been, an Affiliate of the Company or any Subsidiary Guarantor, and that the Restricted Security was not acquired from the Company or an Affiliate of the Company less than two years prior to the date of the proposed transfer or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in
                                                     ---------
          the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and
             ---------

               (ii) if the proposed transferor is a Depository Participant holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

          (b)  Transfers to QIBs.  The following provisions shall apply with
               -----------------
respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

               (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

               (ii) if the proposed transferee is a Depository Participant, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

          (c)  Private Placement Legend.  Upon the registration of transfer,
               ------------------------
exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph
(a)(i)(x) of this Section 2.16 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d)  General.  By its acceptance of any Note bearing the Private
               -------
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 for a period of three years. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                 ARTICLE III.

                                  REDEMPTION

          Section 3.1.   Notices to Trustee.
                         ------------------

          If the Company elects to redeem Notes pursuant to Paragraph Six of the Notes, it shall notify both the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed. The Company shall give each notice provided for in this Section 3.1 at least 30 days before the Redemption Date, together with an Officers' Certificate and Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

          Section 3.2.   Selection of Notes To Be Redeemed.
                         ---------------------------------

          In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to Depository procedures), unless such method is otherwise prohibited. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          Section 3.3.   Notice of Redemption.
                         --------------------

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent.

          Each notice for redemption shall identify the Notes to be redeemed and shall state:

               (1)       the Redemption Date;

               (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

               (3)       the name and address of the Paying Agent;

               (4) the subparagraph of the Notes pursuant to which such redemption is being made;

               (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

               (6) that, unless (a) the Company defaults in making the redemption payment or (b) such redemption payment is prohibited pursuant to Article X or XII hereof or otherwise, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

               (7) if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed and that, on or after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

               (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

          Section 3.4.   Effect of Notice of Redemption.
                         ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.3, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption, unless prohibited pursuant to Article X or XII or otherwise pursuant to this Indenture, shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes.

          Section 3.5.   Deposit of Redemption Price.
                         ---------------------------

          On or before the Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes or portions thereof to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article VII.

          If the Company complies with the preceding paragraph and payment of the Notes is not prohibited under Article X or XII or otherwise, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

          Section 3.6.   Notes Redeemed in Part.
                         ----------------------

          Upon surrender of a Note that is to be redeemed in part, the Company shall issue and execute, and the Trustee shall authenticate for the Holder, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE IV.

                                   COVENANTS

          Section 4.1.   Payment of Notes.
                         ----------------

          The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

          The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          Section 4.2.   Maintenance of Office or Agency.
                         -------------------------------

          The Company shall maintain the office or agency required under Section
2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

          Section 4.3.   Corporate Existence.
                         -------------------

          Except as otherwise permitted by Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

          Section 4.4.   Payment of Taxes and Other Claims.
                         ---------------------------------

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or its Properties or any of its Subsidiaries' Properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

          Section 4.5.   Business Activities.
                         -------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

          Section 4.6.   Compliance Certificate;
                         Notice of Default.
                         -------------------

          (a) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, an Officers' Certificate which complies with TIA (S) 314(a)(4) stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its Obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to such Officer's knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and the Obligations contained in this Indenture and the Notes and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

          (b) The annual financial statements delivered pursuant to Section 4.8 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV, V or VI of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 13.2 hereof, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action (including any action the Company is taking or proposes to take in respect thereof) within thirty days of such occurrence.

          Section 4.7.   Compliance with Laws.
                         --------------------

          The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole.

          Section 4.8.   Reports to Holders.
                         ------------------

          (a) The Company shall deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA (S) 314(a).

          (b) At the Company's expense, regardless of whether the Company is required to furnish such reports and other information referred to in paragraph
(a) above to its stockholders pursuant to the Exchange Act, the Company shall cause such reports and other information to be mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar within 15 days after it files (or if it is no longer subject to such requirement, would have been required to file) them with the SEC.

          (c) The Company shall provide to any Holder any information reasonably requested by such Holder concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act.

          (d) At the Company's expense, the Company shall cause an annual report if furnished by it to stockholders generally and each quarterly or other financial report if furnished by it to stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar at the time of such mailing or furnishing to stockholders. The Company shall make such annual, quarterly and other financial reports available to securities analysts and prospective investors upon request.

          Section 4.9.   Waiver of Stay, Extension or Usury Laws.
                         ---------------------------------------

          The Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or any such Subsidiary Guarantor, as the case may be, from paying all or any portion of the principal of or interest on the Notes or performing its Note Guarantee, as the case may be and as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          Section 4.10.  Limitation on Restricted Payments.
                         ---------------------------------

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly: (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock or any Restricted Subsidiary's Capital Stock; (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Subsidiary of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock; (c) make any Investment (other than Permitted Investments); or (d) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Pari Passu Debt or Indebtedness subordinated in right of payment to the Notes or the Note Guarantees, except a payment of interest or principal at Stated Maturity (each of the foregoing actions set forth in clauses (a), (b),
(c) and (d) being referred to as a "Restricted Payment"; provided, however, that
                                    ------------------
any payment made by a Restricted Subsidiary prior to its acquisition by, or merger into, the Company or a Subsidiary of the Company shall not constitute a Restricted Payment for purposes of this Section 4.10), unless at the time of such Restricted Payment and immediately after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing; and (ii) the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12; and (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) is less than the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted

Payment occurs (the "Reference Date") (treating such period as a single
                     --------------
accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (y) 100% of the net cash proceeds from the sale of Investments by the Company (other than Permitted Investments) provided that such Investment was made after the Issue Date; plus
(z) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(x) and (z), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes).

          Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; or (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Qualified Capital Stock of the Company or payment, redemption, acquisition or defeasance of Pari Passu Debt or Indebtedness subordinated in right of payment to the Notes or the Note Guarantees, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company (excluding, in the case of clause (2)(ii), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes);
(3) the defeasance, redemption, repurchase or other acquisition of Pari Passu Debt or subordinated Indebtedness with the net cash proceeds from an incurrence of Refinancing Indebtedness; (4) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the Company or a Wholly Owned Restricted Subsidiary of the Company; (5) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or employment agreement either (a) in the case of a stock option agreement, in effect as of the date of this Indenture, or (b) upon the termination of such person's employment; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock pursuant to this clause
(b) shall not exceed $1,000,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (6) if no Default or Event of Default shall have occurred and be continuing, repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (7) Investments in, including Contributions to, a Restricted Subsidiary if such Restricted Subsidiary is not a Foreign Subsidiary and (a) executes and delivers to the Trustee a supplemental indenture in the form of Exhibit E hereto
                                                                ---------
pursuant to which such Restricted Subsidiary shall guarantee all of the Obligations of the Company with respect to this Indenture and the Notes and (b) delivers to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture; and (8) Investments made after the Issue Date in Foreign Subsidiaries in an aggregate amount not exceeding $20,000,000 at any one time outstanding. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1) and (5) shall be included and amounts expended pursuant to clauses (2), (3), (4), (6), (7) and (8) shall not be included in such calculation.

          Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

          Section 4.11.  Limitation on Transactions
                         with Affiliates.
                         --------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under the next succeeding paragraph below and (y) Affiliate Transactions on terms that are no less favorable to the Company or such Restricted Subsidiary than those that could reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1,000,000 shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves aggregate payments or other property with a fair market value of more than $5,000,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

          The restrictions set forth in the preceding paragraph shall not apply to, and the following shall be deemed not to be Affiliate Transactions, (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture and in the case of transactions involving Wholly Owned Restricted Subsidiaries that are Foreign Subsidiaries, such transactions are on terms no less favorable to the other Wholly Owned Restricted Subsidiary than those that could reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the

Company or such Subsidiary; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (iv) transactions permitted by Section 4.23; (v) Restricted Payments permitted by Section 4.10 and Permitted Investments; (vi) transactions entered into by Subsidiaries prior to their acquisition by the Company or a Subsidiary thereof; (vii) loans or credit, the forgiveness of loans or credit and purchases of Capital Stock pursuant to an Executive Stock Purchase Program; provided, that the gross proceeds of any loans or credit are used to purchase Capital Stock of the Company from the Company; and (viii) purchases of Capital Stock other than Disqualified Capital Stock by the Company's Employee Stock Ownership Plan or Employee Stock Purchase Plan.

          Section 4.12.  Limitation on Indebtedness.
                         --------------------------

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness
                                                  -----
(other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

          (b)  "Permitted Indebtedness" means without duplication, each of the
                ----------------------
following:

               (i)    Indebtedness under the Notes and the Indenture;

               (ii)   Indebtedness under the Note Guarantees;

               (iii) Indebtedness incurred pursuant to the Credit Facility (and the Guarantees thereunder) in an aggregate principal amount at any time outstanding not to exceed $30,000,000;

               (iv) other Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

               (v) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Subsidiaries and Interest Swap Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that (x) such Interest Swap Obligations are designed to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture (and are used for bona fide hedging, and not speculative, purposes); and (y) the notional principal amount of such Interest

          Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

               (vi) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements (i) are designed to protect against fluctuations in currency value (and are used for bona fide hedging, and not speculative, purposes) and (ii) do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

               (vii) Indebtedness of the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor to the Company or to a Wholly Owned Restricted Subsidiary of the Company that is Subsidiary Guarantor for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor; provided that (x) if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness and (y) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's Obligations under the Indenture and the Notes;

               (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

               (ix) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit or guarantees by or for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

               (x)   Refinancing Indebtedness;

               (xi) Indebtedness incurred by the Company or any Restricted Subsidiary of the Company in connection with the purchase, cost of construction or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business or consisting of Capitalized Lease Obligations; provided that at the time of the incurrence thereof, such Indebtedness does not exceed $5,000,000 (less any Refinancing Indebtedness incurred to refinance any Indebtedness incurred under this clause xi);

               (xii) Acquired Indebtedness of a Subsidiary, which Subsidiary was acquired after the Issue Date and which Acquired Indebtedness was in existence at the time of acquisition of such Subsidiary, if such Acquired Indebtedness is Non-Recourse Debt (except with respect to such Subsidiary and its Subsidiaries) and such Acquired Indebtedness does not exceed $10,000,000 in the aggregate outstanding at any time;

               (xiii) Indebtedness in the form of holdback notes or deferred purchase price in connection with a Business Acquisition in an amount not to exceed 20% of the purchase price of such Business Acquisition;

               (xiv) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiary in connection with such disposition;

               (xv) Obligations in respect of performance bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

               (xvi) Guarantees by the Company or a Restricted Subsidiary of the Company of Indebtedness incurred by the Company or a Restricted Subsidiary of the Company so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary of the Company is otherwise permitted by the terms of the Indenture;

               (xvii) Indebtedness of Foreign Subsidiaries (which is Non-Recourse Debt, except with respect to such entities) that are Restricted Subsidiaries in an amount, at any time outstanding not to exceed $5,000,000;

               (xviii) Non-Recourse Debt of Unrestricted Subsidiaries; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; and

               (xix) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $35,000,000 at any one time outstanding.

          (c) For purposes of determining compliance with this Section 4.12, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in Section 4.12(b) or is entitled to be incurred pursuant to Section 4.12(a), the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.12 and such item of Indebtedness shall be treated as having been incurred pursuant to only one of Section 4.12(a) or (b).

          Section 4.13.  Limitation on Dividend and Other Payment
                         Restrictions Affecting Subsidiaries.
                         ---------------------------------------

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay or guarantee any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture or the Credit Facility as in effect on the Issue Date; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired or any Subsidiary thereof; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;
(6) purchase money obligations for property acquired that impose restrictions of the nature described in clause (4) above on the property so acquired; (7) any instrument or agreement governing Indebtedness permitted to be incurred under
Section 4.12, which is secured, or permitted to be secured, by a Lien permitted to be incurred under Section 4.18, which encumbrance or restriction is not applicable to any property or assets other than the property or assets subject to, or permitted to be subject to, such Lien; (8) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5), (6) or (7) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5), (6) or (7); or (9) restrictions contained in any purchase or sale agreement relating to the purchase or sale of a Subsidiary; provided, that such restriction does not extend to any assets other than those being acquired or sold.

          Section 4.14.  Prohibition on Incurrence of Layered
                         Indebtedness.
                         ------------------------------------

          The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both (a) subordinate or junior in right of payment to any Senior Indebtedness and (b) senior in any respect in right of payment to the Notes. No

Subsidiary Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both (a) subordinate or junior in right of payment to its Guarantor Senior Indebtedness and (b) senior in right of payment to its Note Guarantee.

          Section 4.15.  Limitation on Change of Control.
                         -------------------------------

          (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of such Holder's Notes pursuant to the offer described in paragraph (b) below (the "Change of Control Offer"), at a
                                             -----------------------
purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Repurchase Date")
                                                       ---------------
(subject to the rights of the holders of record on the relevant record date to receive interest on the relevant interest payment date). Within 10 days after the date upon which the Change of Control occurs (the "Change of Control Date")
                                                       ----------------------
requiring the Company to make a Change of Control Offer pursuant to this Section 4.15, the Company shall so notify in writing the Trustee.

          (b) Within 30 days following any Change of Control Date, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.
The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

               (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

               (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment
                                                -------------------------
          Date");
          ----

               (3) that any Note not tendered will continue to accrue interest if interest is then accruing;

               (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

               (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the third Business Day prior to the Change of Control Payment Date;

               (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the third

          Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

               (7) the circumstances and relevant facts regarding such Change of Control.

          (c) On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee Notes so accepted for cancellation pursuant to Section 2.11, together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail or deliver to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

          (d)  Prior to the mailing of the notice to Holders described in clause
(b) above, but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Indebtedness and terminate all commitments under the Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Facility and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Facility and all other Senior Indebtedness to permit the repurchase of the Notes as described above.

          (e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue thereof.

          (f) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times or otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          Section 4.16.  Limitation on Asset Sales.
                         -------------------------

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

               (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

               (ii) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than (I) contingent liabilities (except to the extent reflected (or reserved for) on a balance sheet of the Company or any Restricted Subsidiary as of the date prior to the date of consummation of such transaction) and (II) liabilities that are by their terms subordinated to the Notes or the Note Guarantees) that are assumed by the transferee of any such assets and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 90 days by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent so received), shall be deemed to be cash or Cash Equivalents for purposes of this provision, provided further, that the 75% limitation referred to above shall not apply to any Asset Sale in which the cash portion of the consideration received therefor is equal to or greater than the after-tax net cash proceeds that would have been received by the Company had a transaction involving the same assets complied with the aforementioned 75% limitation but was not structured with the same tax benefits as the actual transaction; and

               (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay or irrevocably cash collateralize any Senior Indebtedness and, in the case of any Senior Indebtedness under any Revolving Credit Facility, effect a permanent reduction in the availability under such Revolving Credit Facility, (B) to make an investment in, or Business Acquisition of, properties and assets (other than cash, Cash Equivalents or inventory) that (x) replace the properties and assets that were the subject of such Asset Sale or (y) will be used in a Permitted Business ("Replacement Assets"); provided,
                                                 ------------------
          however, that in the event the Company or such Restricted Subsidiary made an investment in, or Business Acquisition of, Replacement Assets within 180 days prior to such sale, such prior investment shall also satisfy the requirements of this clause (B), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B).

          (b) On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (a)(iii)(A), (iii)(B) and (iii)(C) (each, a "Net
                                                                          ---
     Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds
     ---------------------------
     which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (a)(iii)(A), (iii)(B) and (iii)(C) (each a "Net Proceeds Offer Amount") shall be applied by the Company or such
      -------------------------
     Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a
                                                   ------------------
     date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than
                -------------------------------
     45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash or Cash Equivalents (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.16. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph).

          (c) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.1, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this Section 4.16, and shall comply with the provisions of this Section
     4.16 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

          (d) Notwithstanding paragraphs (a) and (b), the Company and its Subsidiaries shall be permitted to consummate an Asset Sale without complying with such paragraphs to the extent: (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets (including inventory) and the remainder constitutes cash or Cash Equivalents and (ii) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets (including inventory) received by the Company or any of its Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of paragraph (b).

          (e) Each Net Proceeds Offer shall be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

               (1)       that the Net Proceeds Offer is being made pursuant to
          Section 4.16 and that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (based on amounts tendered) (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased);

               (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be 20 Business Days from the date such notice is mailed, or such longer period as may be required by law) (the "Proceeds Purchase Date");
                                 ----------------------

               (3) that any Note not tendered will continue to accrue interest if interest is then accruing;

               (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

               (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Proceeds Purchase Date;

               (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

               (7) that Holders whose Notes were purchased only in part will be issued new Notes equal to principal amount to the unpurchased portion of the Notes surrendered.

          (f) On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted for cancellation pursuant to Section 2.11, together with an Officers'

Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail or deliver to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. The Company shall publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Proceeds Purchase Date. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

          (g) To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes.

          (h) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.16 by virtue thereof.

          Section 4.17. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.
                         -----------------------------------------------------

          The Company: (i) shall not, and shall not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Company to any Person (other than the Company or a Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Restricted Subsidiary or of Local Qualifying Securities and (b) the Net Cash Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.16, and (ii) shall not permit any Restricted Subsidiary of the Company to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares or Local Qualifying Securities) to any Person other than to the Company or a Restricted Subsidiary of the Company; provided, however, the foregoing restrictions shall not apply to transfers, conveyances, sales, leases or other dispositions (collectively "dispositions") of any Capital
                                                   ------------
Stock of any Restricted Subsidiary that have a fair market value at the time of such disposition of less than $250,000.

          Section 4.18.  Limitation on Liens.
                         -------------------

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless: (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Senior Indebtedness; (C) Liens securing Guarantor Senior Indebtedness; (D) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Section 4.18; provided, however, that such Liens; (X) extend to no more assets and are no more restrictive than the Liens in respect of the Indebtedness being Refinanced and
(Y) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so Refinanced; (F) Permitted Liens; and (G) Liens on accounts and related general intangibles of an Accounts Receivable Subsidiary.

          Section 4.19.  Payments for Consent.
                         --------------------

          Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

          Section 4.20.  Additional Note Guarantees.
                         --------------------------

          If (i) the Company or any of its Restricted Subsidiaries shall, after the date of this Indenture, transfer or cause to be transferred, including by way of any Investment, in one or a series of transactions (whether or not related), any assets, businesses, divisions, real property or equipment having an aggregate fair market value (as determined in good faith by the Board of Directors) in excess of $1,000,000 to any Restricted Subsidiary that is not a Subsidiary Guarantor or a Foreign Subsidiary, (ii) the Company or any of its Restricted Subsidiaries shall acquire another Restricted Subsidiary other than a Foreign Subsidiary having total assets with a fair market value (as determined in good faith by the Board of Directors) in excess of $1,000,000, or (iii) any Restricted Subsidiary other than a Foreign Subsidiary shall incur Acquired Indebtedness in excess of $1,000,000, then the Company shall, at the time of such transfer, acquisition or incurrence, (i) cause such transferee, acquired Restricted Subsidiary or Restricted Subsidiary incurring Acquired Indebtedness (if not then a Subsidiary Guarantor) to execute a Note Guarantee of the Obligations of the Company under the Notes in the form set forth in Exhibit E
                                                                    ---------
hereto and (ii) deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that such Note Guarantee is a valid, binding and enforceable obligation of such transferee, acquired Restricted Subsidiary or Restricted Subsidiary incurring Acquired Indebtedness, subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles. Notwithstanding the foregoing, the Company or any of its Restricted Subsidiaries may make an Investment in any Wholly Owned Restricted Subsidiary of the Company without compliance with this Section 4.20 provided that such Investment is otherwise permitted by Section 4.10.

          Section 4.21.  Sale and Leaseback Transactions.
                         -------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to Section 4.12 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.18 and (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (in the case of gross cash proceeds in excess of $5,000,000 as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction.

          Section 4.22.  Limitation on Restricted and
                         Unrestricted Subsidiaries.
                         ----------------------------

          (a) The Company may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary, provided, however, that (i) any such redesignation shall be deemed to be an incurrence as of the date of such redesignation by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of Section 4.12, and (ii) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than

Permitted Indebtedness), no such designation shall be permitted if immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness (other than Permitted Indebtedness) the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12.

          (b) The Board of Directors of the Company also may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) such designation is at that time permitted under Section 4.10, (ii) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12, and
(iii) such Subsidiary meets the requirements of clause (II) of the definition of the term Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.10 and setting forth in reasonable detail the underlying calculations.

          (c) For purposes of Section 4.10, (i) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date, the aggregate amount of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated as a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary (in each case (i) and (ii), "net worth" is to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and
(iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

          (d) If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of clause (II) of the definition of the term Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.12, the Company shall be in default of such covenant).

          (e) The Subsidiaries of the Company that are not designated by the Board of Directors of the Company as Restricted or Unrestricted Subsidiaries shall be deemed to be Restricted Subsidiaries of the Company. Notwithstanding the foregoing, all Subsidiaries of an Unrestricted Subsidiary shall be Unrestricted Subsidiaries.

          Section 4.23.  Sales of Accounts Receivable.
                         ----------------------------

          The Company may, and any of its Restricted Subsidiaries may, sell, at any time and from time to time, all of their respective accounts receivable (and related general intangibles) to an Accounts Receivable Subsidiary; provided that
(i) the cash received in each sale is not less than 90% of the aggregate face value of the receivables sold and the remainder of the consideration received in each such sale is a promissory note (a "Promissory Note") which is subordinated
                                        ---------------
to no Indebtedness or obligation other than that due to the financial institution or other entity providing the financing to the Accounts Receivable Subsidiary with respect to such accounts receivable (a "Financier"); provided
                                                        ---------
further that the Initial Sale shall include all eligible accounts receivable of the Company and/or its Restricted Subsidiaries that shall be party to such arrangements in existence on the date of the Initial Sale, (ii) the cash proceeds received from the Initial Sale less reasonable and customary transaction costs will be deemed to be Net Cash Proceeds and shall be applied in accordance with Section 4.16; and (iii) the Company and its Restricted Subsidiaries shall sell their accounts receivable to the Accounts Receivable Subsidiary no less frequently than on a weekly basis.

          The Company (i) shall not permit any Accounts Receivable Subsidiary to sell any accounts receivable purchased from the Company or any of its Restricted Subsidiaries to any other person except on an arm's-length basis and solely for consideration in the form of cash or Cash Equivalents, (ii) shall not permit the Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase, financing and sale of accounts receivable of the Company and its Restricted Subsidiaries and activities incidental thereto, (iii) shall not permit any Accounts Receivable Subsidiary to incur Indebtedness in an amount in excess of the book value of such Accounts Receivable Subsidiary's total assets, as determined in accordance with GAAP, (iv) shall, at least as frequently as monthly, cause the Accounts Receivable Subsidiary to remit to the Company as payment on the Promissory Notes, all available cash or Cash Equivalents not held in a collection account pledged to a Financier, to the extent not applied to pay or maintain reserves for reasonable operating expenses of the Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements and (v) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to any Accounts Receivable Subsidiary upon (1) the occurrence of a Default with respect to the Company and its Restricted Subsidiaries and (2) the occurrence of any of the events specified in Section 6.1(6) with respect to such Accounts Receivable Subsidiary.

                                  ARTICLE V.

                             SUCCESSOR CORPORATION

          Section 5.1.   When Company May Merge, Etc.
                         ---------------------------

          (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

               (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and
                ----------------
          validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

               (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12;

               (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

               (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          (b) For purposes of clause (a) above, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clauses (a)(ii) and (a)(iii) of this Section 5.1, the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

          Section 5.2.   Successor Corporation Substituted.
                         ---------------------------------

          Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such.

                                  ARTICLE VI.

                             DEFAULT AND REMEDIES

          Section 6.1.   Events of Default.
                         -----------------

          The following events are defined as "Events of Default":

              (1) the failure to pay interest on any Notes or any amount payable pursuant to any Note Guarantee with respect to interest when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article X or XII);

              (2) the failure to pay the principal on any Notes or any amount payable pursuant to any Note Guarantee (other than as provided in (1)), when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by Article X or XII);

              (3) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.1, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

              (4) there shall be a default under any Indebtedness of the Company or any Subsidiary (other than an Unrestricted Subsidiary whose Indebtedness is not then Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness now exists or shall hereinafter be created, if both (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity or (2) relates to an obligation other than the obligation to pay such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity or the maturity of which has been so accelerated, aggregates $5,000,000 or more at any one time outstanding;

              (5) one or more judgments (to the extent not covered by insurance and as to which the insurer has not acknowledged coverage in writing) in an aggregate amount in excess of $5,000,000 shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid, unbonded or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

              (6) With respect to the Company, any Subsidiary Guarantor or any of their Significant Subsidiaries (other than an Unrestricted Subsidiary whose Indebtedness is not then Guaranteed by the Company or any of its Restricted Subsidiaries), either:

                    (X) such entity (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

                    (Y) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of such entity, which shall
               (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of such entity,
               (B) appoint a Custodian of such entity or for substantially all of its property or (C) order the winding-up or liquidation of its affairs, and in any such case, such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

               (7) except as permitted by the Indenture, any Note Guarantee shall cease to be, or be asserted in writing by any Subsidiary Guarantor or the Company not to be, in full force and effect, and enforceable in accordance with the terms.

          Section 6.2.   Acceleration.
                         ------------

          (a) If an Event of Default (other than an Event of Default specified in clause (6) above) shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the

     Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become
                            -------------------
     immediately due and payable or (ii) if there are any amounts outstanding under the Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Facility or 5 Business Days after receipt by the Company and the Representative under the Credit Facility of such Acceleration Notice. If an Event of Default specified in clause (6) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          (b) The Holders of a majority in principal amount of the Notes may, at any time after a declaration of acceleration with respect to the Notes as described in paragraph (a), rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          (c) Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA.

          (d) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to the First Call Date, then the premium specified herein for redemption as of the First Call Date shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

          Section 6.3.   Other Remedies.
                         --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          Section 6.4.   Waiver of Past Defaults.
                         -----------------------

          Subject to Sections 2.9, 6.7 and 9.2, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.1. When a Default or Event of Default is waived, it is cured and ceases.

          Section 6.5.   Control by Majority.
                         -------------------

          Subject to Section 2.9, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.3. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Section 6.6.   Limitation on Suits.
                         -------------------

          A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

               (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (2) Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

               (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of satisfactory indemnity; and

               (5) during such 30-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal and premium, if any, or interest on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof); provided that upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt written notice thereof.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

          Section 6.7.   Rights of Holders To Receive Payment.
                         ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          Section 6.8.   Collection Suit by Trustee.
                         --------------------------

          If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Subsidiary Guarantor, or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          Section 6.9.   Trustee May File Proofs of Claim.
                         --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. The Company's payment obligations under this Section 6.9 shall be secured in accordance with the provisions of Section 7.7 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 6.10.  Priorities.
                         ----------

          If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money in the following order:

               First:  to the Trustee for amounts due under Section 7.7;

               Second: subject to Articles X and XII, to Holders for amounts due and unpaid on the Notes for interest and premium, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest and premium, respectively;

               Third: subject to Articles X and XII, to Holders for amounts due and unpaid on the Notes for principal, ratably without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

               Fourth: subject to Articles X and XII, to the Company, the Subsidiary Guarantors, or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

          Section 6.11.  Undertaking for Costs.
                         ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

          Section 6.12.  Restoration of Rights and Remedies.
                         ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                 ARTICLE VII.

                                    TRUSTEE

          Section 7.1.   Duties of Trustee.
                         -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

               (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and the TIA and no others and no covenants or obligations shall be implied in this Indenture against the Trustee.

               (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

               (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

               (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.4 or 6.5.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          Section 7.2.   Rights of Trustee.
                         -----------------

          Subject to Section 7.1:

          (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (g) The Trustee may consult with counsel that is regularly engaged in matters involving trust indentures and selected by the Trustee in good faith, and the written opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (h) The Trustee shall not be charged with knowledge of any Defaults or Events of Default unless either (1) a Trust Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by any Holder or by the Company or any other obligor on the Notes or any holder of Senior Indebtedness or Guarantor Senior Indebtedness or any representative thereof.

          Section 7.3.   Individual Rights of Trustee.
                         ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          Section 7.4.   Trustee's Disclaimer.
                         --------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

          Section 7.5.   Notice of Default.
                         -----------------

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default becomes known to the Trustee.

          Section 7.6.   Reports by Trustee to Holders.
                         -----------------------------

           Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and (c).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

          The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange and the Trustee shall comply with TIA (S) 313(d).

          Section 7.7.   Compensation and Indemnity.
                         --------------------------

          The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee and its agents, employees, officers, directors and shareholders for, and hold it harmless against, any loss, liability or expense incurred by it (except for such actions to the extent caused by any negligence, bad faith or willful misconduct on its part), arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall provide reasonable cooperation and may participate at the Company's expense in the defense. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee's defense, there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee and no Default or Event of Default has occurred and is continuing. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(6) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

          The obligations of the Company under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's Obligations pursuant to Article VIII or the termination of this Indenture.

          Section 7.8.   Replacement of Trustee.
                         ----------------------

          The Trustee may resign by so notifying the Company in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee with the Company's consent which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

               (1)       the Trustee fails to comply with Section 7.10;

               (2)       the Trustee is adjudged bankrupt or insolvent;

               (3) a receiver or other public officer takes charge of the Trustee or its property; or

               (4)       the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          Section 7.9.   Successor Trustee by Merger, Etc.
                         --------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article VII.

          Section 7.10.  Eligibility; Disqualification.
                         -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

          Section 7.11.  Preferential Collection of Claims Against Company.
                                                    ----------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                 ARTICLE VIII.

                      DISCHARGE OF INDENTURE; DEFEASANCE

          Section 8.1.   Termination of the Company's Obligations.
                                            ---------------------

          The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.5) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

          (a) either (i) pursuant to Article III, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes have otherwise become due and payable hereunder;

          (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the

     Notes and, provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article X;

          (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

          (d) the Company shall have paid all other sums payable by it hereunder; and

          (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Facility (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 7.7, 8.5 and 8.6 shall survive until the
Notes are no longer outstanding pursuant to the last paragraph of Section 2.8. After the Notes are no longer outstanding, the Company's obligations in Sections 7.7, 8.5 and 8.6 shall survive.

          After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Subsidiary Guarantors' obligations under the Notes, the Note Guarantees and this Indenture except for those surviving obligations specified above.

          Section 8.2.   Legal Defeasance and Covenant Defeasance.
                                              -------------------

          (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph
     (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.3.

          (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.3, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal
                                  ----------------
     Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.4 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under Section 8.3 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Article X or XII, as the case may be, or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article II and Section 4.2 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

          (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.3 hereof, be released from its obligations under Section 4.5, Sections 4.10 through 4.23 and
     Article V hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant
                                                                      --------
     Defeasance"), and the Notes shall thereafter be deemed not "outstanding"
     ----------
     for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and Holders of the Notes and any amounts deposited under Section 8.3 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Article X or Article XII or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.1(3) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.3 hereof, those events described in
     Section  6.1 (except those events described in Section 6.1(1), (2), and
     (6)) shall not constitute Events of Default.

          Section 8.3.   Conditions to Legal Defeasance or Covenant Defeasance.
                                                        ----------------------

          The following shall be the conditions to the application of either
Section 8.2(b) or 8.2(c) hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

          (b) in the case of an election under Section 8.2(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.2(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) No Default or Event of Default shall have occurred and be continuing on the date of the deposit specified in paragraph (a) or insofar as an Event of Default specified in Section 6.1(6) is concerned, at any time in the period ending on the 91st day after the date of the deposit specified in paragraph (a);

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

          (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under the Indenture and (B) after the 91st day following the date of deposit specified in paragraph (a), the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          Section 8.4.   Application of Trust Money.
                         --------------------------

          The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Article VIII, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.3 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Section 8.5.   Repayment to the Company or the Subsidiary Guarantors.
                                                  ----------------------------

          (a) Anything in this Article VIII to the contrary not withstanding, the Trustee shall deliver or pay to the Company , or if deposited with the Trustee by any Subsidiary Guarantor, to such Subsidiary Guarantor, from time to time upon request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.3 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          (b) The Trustee and the Paying Agent shall pay to the Company, or if deposited with the Trustee by any Subsidiary Guarantor, to such Subsidiary Guarantor, upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date due; provided that the Trustee or such Paying Agent, before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company or a Subsidiary Guarantor. After payment to the Company or a Subsidiary Guarantor, as the case may be, Noteholders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

          Section 8.6.   Satisfaction and Discharge.
                         --------------------------

          This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

          Section 8.7.   Reinstatement.
                         -------------

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Subsidiary Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article VIII; provided that if the Company or any Subsidiary Guarantor, as the case may be, has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company or any Subsidiary Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE IX.

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          Section 9.1.   Without Consent of Holders.
                         --------------------------

          The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture, the Notes or any Note Guarantee without notice to or consent of any Holder:

               (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder;

               (2)       to comply with Article V;

               (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

               (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

               (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate stating that such amendment or supplement complies with the provisions of this Section 9.1.

          Section 9.2.   With Consent of Holders.
                         -----------------------

          Subject to Section 6.7, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture, the Notes or any Note Guarantee without notice to any other Holders. Subject to Section 6.7, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.4, shall, without the consent of each Holder of each Note affected thereby:

               (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Notes or any Note Guarantee;

               (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

               (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

               (4) make any Notes payable in money other than that stated in the Notes;

               (5) make any change in the provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

               (6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

               (7) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or the Note Guarantees in a manner which adversely affects the Holders; or

               (8) release any Subsidiary Guarantor from any of its obligations under the Note Guarantee other than in accordance with the terms of this Indenture.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          Section 9.3.   Effect on Senior Indebtedness.
                         -----------------------------

          No amendment, supplement or waiver of this Indenture shall adversely affect the rights of any holder of Senior Indebtedness or Guarantor Senior Indebtedness, if any (including their rights under Article X or Article XII of this Indenture), without the consent of such holder.

          Section 9.4.   Compliance with TIA.
                         -------------------

          Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

          Section 9.5.   Revocation and Effect of Consents.
                         ---------------------------------

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by written notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

          Section 9.6.   Notation on or Exchange of Notes.
                         --------------------------------

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may, at the written direction of the Company, require the Holder of the Note to deliver it to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

          Section 9.7.   Trustee To Sign Amendments, Etc.
                         -------------------------------

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture.
The Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this
Article IX is authorized or permitted by this Indenture.

                                  ARTICLE X.

                                 SUBORDINATION

          Section 10.1.  Notes Subordinated to Senior Indebtedness.
                                               -------------------

          The Company covenants and agrees and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article X; and the Trustee and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior Payment in Full of all Obligations with respect to any Senior Indebtedness, whether outstanding on the Issue Date or thereafter incurred; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness, and that each holder of Senior Indebtedness whether now outstanding or hereinafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Notes.

          Section 10.2.  No Payment on Notes in Certain Circumstances.
                                                ---------------------

          (a) If either (i) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Indebtedness, or (ii) any default occurs and is continuing with respect to any Designated Senior Indebtedness resulting in the acceleration of the maturity of all or any portion of any Designated Senior Indebtedness, no payment of any kind or character (other than Permitted Insolvency Payments) shall be made by the Company or any of its Subsidiaries with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness, permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Indebtedness gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and
                                             --------------
     until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Indebtedness terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any of its
                          ---------------
     Subsidiaries shall: (x) make any payment of any kind or character (other than Permitted Insolvency Payments) with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property (other than in exchange for Permitted Insolvency Payments). Notwithstanding anything herein to the contrary, in no event shall a Blockage Period extend beyond 179 days from the date of the commencement of the Blockage Period and only one such Blockage Period may be commenced within any 365 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.2(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Indebtedness, if any, received from the holders of Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Indebtedness.

          (c) Nothing contained in this Article X shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.2 or to pursue any rights or remedies hereunder.

          Section 10.3.  Payment Over of Proceeds Upon Dissolution, Etc.
                                                  ---------------------

          (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors in an Insolvency or Liquidation Proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due upon all Senior Indebtedness shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, by the Company or any of its Subsidiaries, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition, by the Company or any of its Subsidiaries, of any of the Notes for cash or property, except for Permitted Insolvency Payments. Upon any such Insolvency or Liquidation Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Insolvency Payments), to which the Holders of the Notes or the Trustee would be entitled shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Notes or by the Trustee if received by them, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the amounts of Senior Indebtedness held by such holders) or their Representatives, as their interests may appear, for application to the payment of the Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

          (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any Custodian under any Bankruptcy, Law, then, if such payment is recovered by, or paid over to, such Custodian the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 10.3(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          Section 10.4.  Payments May Be Paid Prior to Dissolution.
                                                    --------------

          Nothing contained in this Article X or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections
10.2 and 10.3, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge of the Trustee that a given payment would be prohibited by Section 10.2 or 10.3, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes to the Holders entitled thereto, unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section 10.2(a) or in Section 10.7 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 10.2(a) and
Section 10.3). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

          Section 10.5.  Subrogation.
                         -----------

          Subject to the payment in full in cash or Cash Equivalents of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article X which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article X are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article X shall have been applied, pursuant to the provisions of this Article X, to the payment of amounts payable under the Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash or Cash Equivalents.

          Section 10.6.  Obligations of the Company Unconditional.
                                                    -------------

          Nothing any contained in this Article X or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          Section 10.7.  Notice to Trustee.
                         -----------------

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this
Article X, but the failure of the Company to so notify the Trustee shall not relieve the Trustee or any Holder from its obligations under this Article. Regardless of anything to the contrary contained in this Article X or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Indebtedness or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article X and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

          Section 10.8.  Reliance on Judicial Order or Certificate of
                                                       --------------
                         Liquidating Agent.
                         ------------------

          Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee, subject to the provisions of Article VII hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which Insolvency or Liquidation Proceedings are pending, or upon a certificate of the Custodian or other person making such payment or distribution, delivered to the Trustee or the holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

          Section 10.9.  Trustee's Relation to Senior Indebtedness.
                                               -------------------

          The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article, except if such payment is made as a result of willful misconduct or gross negligence of the Trustee.

          Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution may be made and the notice given to their Representatives, if any.

          Section 10.10. Subordination Rights Not Impaired by Acts or Omissions
                         of the Company or Holders of Senior Indebtedness.
                                        ---------------------------------

          No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the Holders of the Notes to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

          Section 10.11. Noteholders Authorize Trustee To
                         Effectuate Subordination of Notes.
                         ---------------------------------

          Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holders of Notes, the subordination provided in this
Article X, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business or assets of the Company, the filing of a claim for the unpaid balance of its or his Notes and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holders any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

          Section 10.12. This Article X Not To
                         Prevent Events of Default.
                         -------------------------

          The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article X shall not be construed as preventing the occurrence of an Event of Default.

          Section 10.13. Trustee's Compensation Not Prejudiced.
                         -------------------------------------

          Nothing in this Article X shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                 ARTICLE VII.

                                NOTE GUARANTEES

          Section 11.1.  Unconditional Guarantee.
                         -----------------------

          Each Subsidiary Guarantor fully and unconditionally, jointly and severally, Guarantees (such guarantee to be referred to herein as the "Note
                                                                       ----
Guarantee") to each Holder of a Note authenticated and delivered by the Trustee
---------
and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.4. Each Subsidiary Guarantor agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes, this Indenture and in this Note Guarantee. If any Noteholder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any Custodian acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Noteholder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect as to such amount only.

Each Subsidiary Guarantor further agrees that as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Note Guarantee.

          Section 11.2.  Severability.
                         ------------

          In case any provision of this Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 11.3.  Release of a Subsidiary Guarantor.
                         ---------------------------------

          (a) In the event of either (a) a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, or (b) in the event that the Company designates a Subsidiary Guarantor to be an Unrestricted Subsidiary, or such Subsidiary Guarantor ceases to be a Subsidiary of the Company, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor or any such designation) or the entity acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and relieved of any obligations under its Note Guarantee; provided that the Net Cash Proceeds of such sale or other disposition are applied in accordance with Section 4.15 or 4.16, as applicable.

          (b) In the case of a sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the assets of a Subsidiary Guarantor, upon the assumption provided for in Section 11.5(b), such Subsidiary Guarantor shall be discharged from all further liability and obligation under the Indenture.

          (c) The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a written request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this
     Section 11.3 and the other provisions of this Indenture.

          (d) Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this
     Article XI.

          Section 11.4.  Limitation of Subsidiary
                         Guarantor's Liability.
                         ---------------------

          Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the Guarantee by such Subsidiary Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each such Subsidiary Guarantor hereby irrevocably agree that the Obligations of such Subsidiary Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Obligations under the Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to Section 11.6, result in the Obligations of such Subsidiary Guarantor under its Note Guarantee not constituting such fraudulent transfer or conveyance.

          Section 11.5.  Subsidiary Guarantors May
                         Consolidate, Etc., on Certain Terms.
                         -----------------------------------

          (a) No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless, either:

               (x) such consolidation or merger constitutes an Asset Sale in compliance with Sections 4.16 and 4.17 which is subject to the provisions of Section 11.3(a); or

               (y) (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the Obligations of such Subsidiary Guarantor under the Notes, the Note Guarantee, the Indenture, and the Registration Rights Agreement pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction; and (iv) the Company would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12(a).

          (b) The requirements of Section 11.5(a)(y)(iii) and (iv) shall not apply in the case of a consolidation with or merger with or into the Company or another Subsidiary Guarantor.

          Section 11.6.  Contribution.
                         ------------

          In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under this Note Guarantee, such Funding Guarantor shall be
 -----------------
entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's Obligations with respect to this Note Guarantee.

          Section 11.7.  Waiver of Subrogation.
                         ---------------------

          Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's Obligations under this Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
11.7 is knowingly made in contemplation of such benefits.

          Section 11.8.  Execution of Note Guarantee.
                         ---------------------------

          To evidence their guarantee to the Noteholders specified in Section 11.1, the Subsidiary Guarantors hereby agree to execute the Note Guarantee in substantially the form of Exhibit A recited to be endorsed on each Note ordered
                          ---------
to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that its Note Guarantee set forth in Section 11.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. Each such Note Guarantee shall be signed on behalf of each Subsidiary Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Note Guarantee prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Note Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon the Note Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Note Guarantee, and in case any such officer who shall have signed the Note Guarantee shall cease to be such officer before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Note Guarantee had not ceased to be such officer of the Subsidiary Guarantor.

                                 ARTICLE VIII.

                        SUBORDINATION OF NOTE GUARANTEES

          Section 12.1.  Subordination of Note Guarantee.
                         -------------------------------

          Each Subsidiary Guarantor covenants and agrees and the Trustee and each Holder of the Note Guarantees, by its acceptance thereof, likewise covenants and agrees, that all Note Guarantees shall be issued subject to the provisions of this Article XII; and the Trustee and each person holding any Note Guarantee, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Note Guarantees by such Subsidiary shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior Payment in Full of all Obligations with respect to any Guarantor Senior Indebtedness of such Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter incurred; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness, and that each holder of Guarantor Senior Indebtedness whether now outstanding or hereinafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Notes.

          Section 12.2.  No Payment on Note Guarantees in
                         Certain Circumstances.
                         ---------------------

          (a) If either (i) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, or other amounts due and owing on, any Guarantor Senior Indebtedness or any Senior Indebtedness guaranteed by a Subsidiary Guarantor (which Guarantee constitutes Guarantor Senior Indebtedness of such Subsidiary Guarantor), unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Indebtedness, or (ii) any default occurs and is continuing with respect to any Guarantor Designated Senior Indebtedness resulting in the acceleration of the maturity of all or any portion of any Guarantor Designated Senior Indebtedness, no payment of any kind or character (other than Permitted Insolvency Payments) shall be made by such Subsidiary Guarantor or any of its Subsidiaries with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property. In addition, if any other event of default occurs and is continuing with respect to any Guarantor Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Guarantor Designated Senior Indebtedness, permitting the holders of such Guarantor Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Guarantor Designated Senior Indebtedness gives written notice of the event of default to the Trustee (a "Guarantor Default Notice"), then, unless and
                                   ------------------------
     until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Guarantor Designated Senior Indebtedness terminating the Guarantor Blockage Period (as defined below), during the 179 days after the delivery of such Guarantor Default Notice (the "Guarantor Blockage
                                                         ------------------
     Period"), neither the Subsidiary Guarantor nor any of its Subsidiaries
     ------
     shall: (x) make any payment of any kind or character (other than Permitted Insolvency Payments) with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property (other than in exchange for Permitted Insolvency Payments). Notwithstanding anything herein to the contrary, in no event shall a Guarantor Blockage Period extend beyond 179 days from the date of the commencement of the Guarantor Blockage Period and only one such Guarantor Blockage Period may be commenced within any 365 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Guarantor Blockage Period with respect to the Guarantor Designated Senior Indebtedness shall be, or be made, the basis for commencement of a second Guarantor Blockage Period by the Representative of such Guarantor Designated Senior Indebtedness whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Guarantor Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.2(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Guarantor Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Indebtedness, if any, received from the holders of Guarantor Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from such Subsidiary Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Indebtedness.

          (c) Nothing contained in this Article XII shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.2 or to pursue any rights or remedies hereunder.

          Section 12.3.  Payment Over of Proceeds
                         Upon Dissolution, Etc.
                         ---------------------

          (a) Upon any payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to creditors in an Insolvency or Liquidation Proceeding relating to the Subsidiary Guarantor or its property, whether voluntary or involuntary, all Obligations due upon all Guarantor Senior Indebtedness shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Indebtedness, by the Subsidiary Guarantor or any of its Subsidiaries, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition, by the Subsidiary Guarantor or any of its Subsidiaries, of any of the Notes for cash or property, except for Permitted Insolvency Payments. Upon any such Insolvency or Liquidation Proceeding, any payment or distribution of assets of the Subsidiary Guarantor of any kind or character, whether in cash, property or securities (other than Permitted Insolvency Payments), to which the Holders of the Notes or the Trustee would be entitled shall be paid by the Subsidiary Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Notes or by the Trustee if received by them, directly to the holders of Guarantor Senior Indebtedness (pro rata to such holders on the basis of the amounts of Guarantor Senior Indebtedness held by such holders) or their Representatives, as their interests may appear, for application to the payment of the Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Indebtedness.

          (b) To the extent any payment of Guarantor Senior Indebtedness (whether by or on behalf of such Subsidiary Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any Custodian, under any Bankruptcy Law, then, if such payment is recovered by, or paid over to such Custodian, the Guarantor Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of a Subsidiary Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 12.3(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Guarantor Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

          Section 12.4.  Payments May Be Paid
                         Prior to Dissolution.
                         --------------------

          Nothing contained in this Article XII or elsewhere in this Indenture shall prevent (i) any Subsidiary Guarantor, except under the conditions described in Sections 12.2 and 12.3, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by
Section 12.2 or 12.3, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes to the Holders entitled thereto, unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in
Section 12.2(a) or in Section 12.7 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 12.2(a) and Section 12.3). Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of any Subsidiary Guarantor.

          Section 12.5.  Subrogation.
                         -----------

          Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Subsidiary Guarantor applicable to the Guarantor Senior Indebtedness of such Subsidiary Guarantor until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Guarantor Senior Indebtedness by or on behalf of such Subsidiary Guarantor or by or on behalf of the Holders by virtue of this Article XII which otherwise would have been made to the Holders shall, as between the Subsidiary Guarantor and the Holders of the Notes, be deemed to be a payment by such Subsidiary Guarantor to or on account of the Guarantor Senior Indebtedness, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Guarantor Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XII shall have been applied, pursuant to the provisions of this Article XII, to the payment of amounts payable under the Guarantor Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Guarantor Senior Indebtedness in full in cash or Cash Equivalents.

          Section 12.6.  Obligations of Each Subsidiary Guarantor
                         Unconditional.
                         -------------

          Nothing contained in this Article XII or elsewhere in this Indenture or in the Notes or the Note Guarantees is intended to or shall impair, as among any Subsidiary Guarantor, its creditors other than the holders of Guarantor Senior Indebtedness, and the Holders of the Notes, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Note Guarantees, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of any Subsidiary Guarantor other than the holders of Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of any Subsidiary Guarantor received upon the exercise of any such remedy.

          Section 12.7.  Notice to Trustee.
                         -----------------

          The Company or any Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantees pursuant to the provisions of this Article XII but the failure of the Company to so notify the Trustee shall not relieve the Trustee or any Holder from its obligations under this Article. Regardless of anything to the contrary contained in this Article XII or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company or a Subsidiary Guarantor, or from a holder of Guarantor Senior Indebtedness or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Guarantor Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article XII, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

          Section 12.8.  Reliance on Judicial Order or
                         Certificate of Liquidating Agent.
                         --------------------------------

          Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Article XII, the Trustee, subject to the provisions of
Article VII hereof, and the Holders of
the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which Insolvency or Liquidation Proceedings are pending, or upon certificate of the Custodian or other person making such payment or distribution, delivered to the Trustee or the holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Indebtedness and other Indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

          Section 12.9.  Trustee's Relation to Guarantor
                         Senior Indebtedness.
                         -------------------

          The Trustee and any agent of any Subsidiary Guarantor or the Trustee shall be entitled to all the rights set forth in this Article XII with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

          With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or any such Subsidiary Guarantor or any other person money or assets to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article, except if such payment is made as a result of willful misconduct or gross negligence of the Trustee.

          Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Indebtedness, the distribution may be made and the notice given to their Representatives, if any.

          Section 12.10. Subordination Rights Not Impaired by Acts or Omissions
                         of a Subsidiary Guarantor or Holders of Guarantor Senior Indebtedness.
                         -------------------

          No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the Holders of the Notes to the holders of the Guarantor Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness, or otherwise amend or supplement in any manner Guarantor Senior Indebtedness, or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (iii) release any person liable in any manner for the payment or collection of Guarantor Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against such Subsidiary Guarantor and any other person.

          Section 12.11. Noteholders Authorize Trustee To Effectuate
                         Subordination of Note Guarantees.
                                               ----------

          Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Indebtedness and the Holders of Notes, the subordination provided in this
Article XII, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Subsidiary Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business or assets of such Subsidiary Guarantor, the filing of a claim for the unpaid balance of its or his Notes and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holders any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to vote in respect of the claim of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

          Section 12.12. This Article XI Not To Prevent
                         Events of Default.
                         -----------------

          The failure to make a payment on account of principal of or interest on the Note Guarantees by reason of any provision of this Article XII shall not be construed as preventing the occurrence of an Event of Default.

          Section 12.13. Trustee's Compensation Not Prejudiced.

          Nothing in this Article XII shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                  ARTICLE I.

                                 MISCELLANEOUS

          Section 13.1.  TIA Controls.
                         ------------

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          Section 13.2.  Notices.
                         -------

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by private courier service guaranteeing next day delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Company or the Subsidiary Guarantors, if any:

          Physician Sales & Service, Inc.
          4345 Southpoint Boulevard
          Jacksonville, FL 32216
          Attention: David A. Smith
          Telecopy: (904) 332-3204

    if to the Trustee:

          SunTrust Bank, Central Florida, National Association
          225 East Robinson Street
          Suite 250
          Orlando, FL 32801
          Attention: Corporate Trust Department
          Telecopy: (407) 237-5299

          Each of the Company, the Subsidiary Guarantors, and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Subsidiary Guarantors, or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered or delivered by private courier service guaranteeing next day delivery; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          Section 13.3.  Communications by Holders
                         with Other Holders.
                         ------------------

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

          Section 13.4.  Certificate and Opinion as
                         to Conditions Precedent.
                         -----------------------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee upon request:

               (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

               (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (3) where applicable, a certificate or opinion by an independent certified public accountant reasonably satisfactory to the Trustee that complies with TIA (S) 314(c).

          Section 13.5.  Statements Required in
                         Certificate or Opinion.
                         ----------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.6, shall include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

          Section 13.6.  Rules by Trustee, Paying Agent, Registrar.
                                                         ---------

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

          Section 13.7.  Legal Holdings.
                         --------------

          A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          Section 13.8.  Governing Law.
                         -------------

          THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

          Section 13.9.  No Adverse Interpretation
                         of Other Agreements.
                         -------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 13.10. No Recourse Against Others.
                         --------------------------

          No director, officer, employee or stockholder, as such, of the Company or any Subsidiary shall have any liability for any obligations of the Company or any Subsidiary under the Notes, any Note Guarantee or this Indenture. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. This provision does not affect any possible claims under federal securities laws.

          Section 13.11. Successors.
                         ----------

          All agreements of the Company and the Subsidiary Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

          Section 13.12. Duplicate Originals.
                         -------------------

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

          Section 13.13. Severability.
                         ------------

          In case any one or more of the provisions in this Indenture or in the Notes or in the Note Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                         PHYSICIAN SALES & SERVICE, INC.

                         By:____________________________________________
                            Name:
                            Title:


                         DIAGNOSTIC IMAGING, INC.

                         By:_________________________
                            Name:
                            Title:

                         PSS SERVICE, INC.

                         By:_________________________
                            Name:
                            Title:

                         PSS HOLDING, INC.

                         By:_________________________
                            Name:
                            Title:

                         PHYSICIAN SALES & SERVICE LIMITED PARTNERSHIP

                         By:_________________________
                            Name:
                            Title:

                         PSS RHODE ISLAND, INC.

                         By:_________________________
                            Name:
                            Title:

                         PSS TEXAS, INC.

                         By:_________________________

                            Name:
                            Title:

                         PSS DELAWARE, INC.

                         By:_________________________
                            Name:
                            Title:

                         PSS PHYSICIAN SERVICES, INC.

                         By:_________________________
                            Name:
                            Title:

                         STANDARD/CRESCENT CITY SURGICAL SUPPLIES, INC.

                         By:_________________________
                            Name:
                            Title:


                         S & W X-RAY, INC.

                         By:_________________________
                            Name:
                            Title:

                         SUNTRUST BANK, CENTRAL FLORIDA, National
                            Association, as Trustee

                         By:_________________________
                            Name:
                            Title:

                                                                    EXHIBIT A(l)
                                                                    ------------

                            [FORM OF INITIAL NOTE]
                            ----------------------

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR
(7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT,
(C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXTENSION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.

                                              CUSIP No.:

                        PHYSICIAN SALES & SERVICE, INC.
                   [    ]% SENIOR SUBORDINATED NOTE DUE 2007

No.                                                        $

          PHYSICIAN SALES & SERVICE, INC., a _____________ corporation (the "Company," which term includes any successor entity), for value received
promises to pay to            or registered assigns, the principal sum
of Dollars, on [        ],2007.

          Interest Payment Dates:  [       ] and [        ]

          Record Dates:  [        ] and [        ]

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                              PHYSICIAN SALES & SERVICE, INC.

                              By:________________________________________
                                  Name:
                                  Title:

                              By:________________________________________
                                  Name:

Dated:  [       ], 1997           Title:

Certificate of Authentication

          This is one of the [    ]% Senior Subordinated Notes due 2007 referred
to in the within-mentioned Indenture.

                              SUNTRUST BANK, CENTRAL FLORIDA, National
                              Association, as Trustee

                               By:______________________________________________
                                           Authorized Signatory

                                     A.1-2

                             (REVERSE OF SECURITY)
                             ---------------------

          [    ]% Senior Subordinated Note due 2007
          -----------------------------------------

          1.   Interest. PHYSICIAN SALES & SERVICE, INC., a __________
               --------
corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from [ ], 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing [ ], 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          2.   Method of Payment. The Company shall pay interest on the Notes
               -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). Payments in respect of the Notes represented by the Restricted Global Note (including principal of, interest and premium, if any, on the Restricted Global Note) shall be made by wire transfer of immediately available funds to the accounts specified by the Restricted Global Note Holder. In all other cases, however, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3.   Paying Agent and Registrar. Initially, SunTrust Bank, Central
               --------------------------
Florida, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4.   Indenture. The Company issued the Notes under an Indenture, dated
               ---------
as of [ ], 1997 (the "Indenture"), by and among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its [ ]% Senior Subordinated Notes due 2007 (the "Initial Notes"). The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under the Indenture subsequent to the Issue Date, a registration rights agreement substantially identical to the Registration Rights Agreement. The Initial Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such

                                     A.1-3
terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $250,000,000. As provided for in
Article XI of the Indenture, the payment on each Note is guaranteed on a senior subordinated basis by the Subsidiary Guarantors. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          5.   Subordination. The Notes are subordinated in right of payment, in
               -------------
the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Note Guarantees in respect of the Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Guarantor Senior Indebtedness of each Subsidiary Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred, assured or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

          6.   Redemption Provisions. Except as provided below, the Notes may
               ---------------------
not be redeemed prior to [ ], 2002.

          (a)  Optional Redemption.  On or after such date, the Notes may be
               -------------------
redeemed at the option of the Company, at any time as a whole, or from time to time in part, on not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (if any) to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period
commencing [     ]:

                                              Redemption
                                                Price
                                             -----------

          2002...........................        [     ]%

          2003...........................        [     ]%

          2004...........................        [     ]%

          2005...........................        [     ]%

          2006 and thereafter............        100.000%

     (b) Notwithstanding the foregoing, at any time prior to [ ], 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 40% of the principal amount of the Notes originally issued at a redemption price equal to [ ]% of the principal amount thereof plus accrued and unpaid interest thereon, if

                                     A.1-4
any, to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that at least 60% of the aggregate principal amount of the Notes originally issued in the offering remain outstanding immediately after the occurrence of any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

          7.   Notice of Redemption.  Notice of redemption will be mailed at
               --------------------
least 30 days but not more than 60 days before the Redemption Date. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption shall cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

          8.   Offers to Purchase.  Section 4.15 of the Indenture provides that,
               ------------------
upon a Change of Control, each holder will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase. Section 4.16 of the Indenture provides that, after certain Asset Sales, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          9.   Denominations; Transfer; Exchange.  The Notes are in registered
               ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          10.  Persons Deemed Owners.  The registered Holder of a Note shall be
               ---------------------
treated as the owner of it for all purposes.

          11.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12.  Discharge Prior to Redemption or Maturity. If the Company at any
               -----------------------------------------
time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain

                                     A.1-5
provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

          13.  Amendment; Supplement; Waiver.  Subject to certain exceptions,
               -----------------------------
the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article V of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          14.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, incur Indebtedness that is subordinated in right of payment to Senior Indebtedness and senior in right of payment to the Notes, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation and sell Capital Stock of a Restricted Subsidiary. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15.  Successors.  When a successor assumes, in accordance with the
               ----------
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          16.  Defaults and Remedies.  If an Event of Default occurs and is
               ---------------------
continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.

          17.  Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18.  No Recourse Against Others.  No director, officer, employee or
               --------------------------
stockholder, as such, of the Company shall have any liability for any obligation of the Company or any Subsidiary under the Notes, any Note Guarantee or the Indenture. Each Holder of a Note by

                                     A.1-6
accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19.  Authentication.  This Note shall not be valid until the Trustee
               --------------
or Authenticating Agent manually signs the certificate of authentication on this Note.

          20.  Governing Law.  The laws of the State of New York shall govern
               -------------
this Note and the Indenture, without regard to principles of conflict of laws.

          21.  Abbreviations and Defined Terms.  Customary abbreviations may be
               -------------------------------
used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          23.  Indenture.  Each Holder, by accepting a Note, agrees to be bound
               ---------
by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Physician Sales & Service, Inc., 4345 Southpoint Boulevard, Jacksonville, FL 32216, Attn: David A. Smith.

                                     A.1-7

                      SENIOR SUBORDINATED NOTE GUARANTEE
                      ----------------------------------

          Diagnostic Imaging, Inc., PSS Service, Inc., PSS Holding, Inc., Physician Sales & Service Limited Partnership, PSS Rhode Island, Inc., PSS Texas, Inc., PSS Delaware, Inc., PSS Physician Services, Inc., Standard/Crescent City Surgical Supplies, Inc. and S & W X-Ray, Inc. (the "Subsidiary Guarantors") have unconditionally guaranteed on a senior subordinated basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Note Guarantee")
(i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article XI of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, to the extent and in the manner provided, in
Article XII of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Note Guarantee therein made.

          No stockholder, director, officer, employee or stockholder, as such, of the Subsidiary Guarantor shall have any liability under the Note Guarantee. Each holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Note Guarantees.

                                     A.1-8

          The Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.


                                    DIAGNOSTIC IMAGING, INC.


By:_________________                By:_________________

 Name:                                 Name:

 Title:                                Title:


                                    PSS SERVICE, INC.


By:_________________                By:_________________

 Name:                                 Name:

 Title:                                Title:


                                    PSS HOLDING, INC.


By:_________________                By:_________________

 Name:                                 Name:

 Title:                                Title:


                                    PHYSICIAN SALES & SERVICE LIMITED
                                    PARTNERSHIP


By:_________________                By:_________________

                                     A.1-9

 Name:                                 Name:

 Title:                                Title:


                                    PSS RHODE ISLAND, INC.


By:_________________                By:_________________

 Name:                                 Name:

 Title:                                Title:


                                    PSS TEXAS, INC.


By:_________________                By:_________________

 Name:                                 Name:

 Title:                                Title:


                                    PSS DELAWARE, INC.


By:_________________                By:_________________

 Name:                                 Name:

 Title:                                Title:


                                    PSS PHYSICIAN SERVICES, INC.


By:_________________                By:_________________

 Name:                                 Name:

                                    A.1-10

 Title:                             Title:


                                    STANDARD/CRESCENT CITY SURGICAL SUPPLIES,
                                    INC.


By:_________________                By:_________________

 Name:                                 Name:

 Title:                                Title:


                                    S & W X-RAY, INC.


By:_________________                By:_________________

 Name:                                 Name:

 Title:                                Title:

                                    A.1-11

                                ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:


__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

          (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint, ___________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_____________________________     Signed:__________________________________

                                              (Sign exactly as your name appears
                                              on the other side of this Note)

Signature Guarantee:_______________________________________

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the
transfer) and (ii) [   ], 1999, the undersigned confirms that it has not
utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                  [Check One]
                                   ---------

(1)  _______  to the Company or a subsidiary thereof; or

(2)  _______  pursuant to and in compliance with Rule 144A under the Securities
              Act; or

(3)  _______  to an institutional "accredited investor" (as defined in Rule
              501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  _______  outside the United States to a "foreign person" in compliance with
              Rule 904 of Regulation S under the Securities Act; or

                                    A.1-12

(5)  _______  pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)  _______  pursuant to an effective registration statement under the
              Securities Act; or

(7)  _______  pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Date: ____________________________     Signed: ________________________________

                                               (Sign exactly as your name
                                               appears on the other side of this
                                               Note)

Signature Guarantee:___________________________________________________________

             TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
             ----------------------------------------------------

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's

                                    A.1-13
foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: ______________________________   Signed: _______________________________

                                               NOTICE:  To be executed by an
                                                        executive officer

                                    A.1-14

                     [OPTION OF HOLDER TO ELECT PURCHASE]
                      ----------------------------------

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

          Section 4.15 [     ]

          Section 4.16 [     ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the principal amount you elect to have purchased:

$________________

Dated:  ______________________________   ______________________________________

                                         NOTICE: The signature on this
                                         assignment must correspond with the
                                         name as it appears upon the face of the
                                         within Note in every particular without
                                         alteration or enlargement or any change
                                         whatsoever and be guaranteed by the
                                         endorser's bank or broker.

Signature Guarantee: ________________________________________

                                    A.1-15

                                                                    EXHIBIT A(2)
                                                                    ------------

                            [FORM OF EXCHANGE NOTE]
                             ---------------------

                                              CUSIP No.:

                        PHYSICIAN SALES & SERVICE, INC.
                   [    ]% SENIOR SUBORDINATED NOTE DUE 2007

No.                                                        $

          PHYSICIAN SALES & SERVICE, INC., a _____________ corporation (the "Company," which term includes any successor entity), for value received
promises to pay to               or registered assigns, the principal sum of
Dollars, on [        ], 2007.

          Interest Payment Dates: [   ] and [   ]

          Record Dates:  [    ] and [    ]

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                       PHYSICIAN SALES & SERVICE, INC.

                                       By:  ____________________________________
                                            Name:
                                            Title:

                                       By:  ____________________________________
                                            Name:
                                            Title:

Dated:  [    ], 1997

Certificate of Authentication

          This is one of the [     ]% Senior Subordinated Notes due 2007
referred to in the within-mentioned Indenture.

                                       SUNTRUST BANK, CENTRAL FLORIDA,
                                       National Association, as Trustee

                                       By:  ____________________________________
                                            Authorized Signatory

                                     A.2-1

                             (REVERSE OF SECURITY)

                  [     ]% Senior Subordinated Note due 2007
                  ------------------------------------------

          1.   Interest. PHYSICIAN SALES & SERVICE, INC., a _______________
               --------
corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from [ ], 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing [ ], 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          2.   Method of Payment. The Company shall pay interest on the Notes
               -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3.   Paying Agent and Registrar. Initially, SunTrust Bank, Central
               --------------------------
Florida, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4.   Indenture. The Company issued the Notes under an Indenture, dated
               ---------
as of [ ], 1997 (the "Indenture"), by and among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Unrestricted Notes of the Company designated as its [ ]% Senior Subordinated Notes due 2007 (the "Unrestricted Notes"). The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under the Indenture subsequent to the Issue Date, a registration rights agreement substantially identical to the Registration Rights Agreement. The Initial Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $250,000,000. As provided for in Article XI of the Indenture, the payment on each Note is guaranteed on a senior subordinated basis by the Subsidiary Guarantors. Each Holder, by

                                     A.2-2
accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          5.   Subordination. The Notes are subordinated in right of payment, in
               -------------
the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Note Guarantees in respect of the Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Guarantor Senior Indebtedness of each Subsidiary Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

          6.   Redemption Provisions. Except as provided below, the Notes may
               ---------------------
not be redeemed prior to [ ], 2002.

          (a)  Optional Redemption.  On or after such date, the Notes may be
               -------------------
redeemed at the option of the Company, at any time as a whole, or from time to time in part, on not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (if any) to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing [ ]:

                                                 Redemption

                                                    Price
                                                 ----------

          2002.............................      [   ]%

          2003.............................      [   ]%

          2004.............................      [   ]%

          2005.............................      [   ]%

          2006 and thereafter..............    100.000%

     (b) Notwithstanding the foregoing, at any time prior to [ ], 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 40% of the principal amount of the Notes originally issued at a redemption price equal to [ ]% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that at least 60% of the aggregate principal amount of the Notes originally issued in the offering remain outstanding immediately after the occurrence of any such redemption. In order to effect the foregoing

                                     A.2-3
redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

          7.   Notice of Redemption.  Notice of redemption will be mailed at
               --------------------
least 30 days but not more than 60 days before the Redemption Date. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption shall cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

          8.   Offers to Purchase.  Section 4.15 of the Indenture provides that,
               ------------------
upon a Change of Control each holder will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase. Section 4.16 of the Indenture provides that, after certain Asset Sales, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          9.   Denominations; Transfer; Exchange.  The Notes are in registered
               ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          10.  Persons Deemed Owners.  The registered Holder of a Note shall be
               ---------------------
treated as the owner of it for all purposes.

          11.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12.  Discharge Prior to Redemption or Maturity.  If the Company at any
               -----------------------------------------
time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

                                     A.2-4

          13.  Amendment; Supplement; Waiver.  Subject to certain exceptions,
               -----------------------------
the Indenture, the Notes or the Note Guarantees, may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article V of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          14.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, incur Indebtedness that is subordinated in right of payment to Senior Indebtedness and senior in right of payment to the Notes, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation and sell Capital Stock of a Restricted Subsidiary. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15.  Successors.  When a successor assumes, in accordance with the
               ----------
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          16.  Defaults and Remedies.  If an Event of Default occurs and is
               ---------------------
continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.

          17.  Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18.  No Recourse Against Others.  No director, officer, employee or
               --------------------------
stockholder, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                                     A.2-5

          19.  Authentication.  This Note shall not be valid until the Trustee
               --------------
or Authenticating Agent manually signs the certificate of authentication on this Note.

          20.  Governing Law.  The laws of the State of New York shall govern
               -------------
this Note and the Indenture, without regard to principles of conflict of laws.

          21.  Abbreviations and Defined Terms.  Customary abbreviations may be
               -------------------------------
used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          23.  Indenture.  Each Holder, by accepting a Note, agrees to be bound
               ---------
by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Physician Sales & Service, Inc., 4345 Southpoint Boulevard, Jacksonville, FL 32216, Attn: David A. Smith.

                                     A.2-6

                      SENIOR SUBORDINATED NOTE GUARANTEE
                      ----------------------------------

          Diagnostic Imaging, Inc., PSS Service, Inc., PSS Holding, Inc., Physician Sales & Service Limited Partnership, PSS Rhode Island, Inc., PSS Texas, Inc., PSS Delaware, Inc., PSS Physician Services, Inc., Standard/Crescent City Surgical Supplies, Inc. and S & W X-Ray, Inc. (the "Subsidiary Guarantors") have unconditionally guaranteed on a senior subordinated basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Note Guarantee")
(i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article XI of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, to the extent and in the manner provided, in
Article XII of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Note Guarantee therein made.

          No director, officer, employee or stockholder, as such, of the Subsidiary Guarantor shall have any liability under the Note Guarantee. Each holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Note Guarantees.

                                     A.2-7

          The Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.


                                             DIAGNOSTIC IMAGING, INC.


By:_________________                         By:_________________
 Name:                                        Name:
 Title:                                       Title:


                                             PSS SERVICE, INC.


By:_________________                         By:_________________
 Name:                                        Name:
 Title:                                       Title:


                                             PSS HOLDING, INC.


By:_________________                         By:_________________
 Name:                                        Name:
 Title:                                       Title:


                                             PHYSICIAN SALES & SERVICE LIMITED
                                             PARTNERSHIP


By:_________________                         By:_________________

                                     A.2-8

 Name:                                        Name:
 Title:                                       Title:


                                             PSS RHODE ISLAND, INC.


By:_________________                         By:_________________
 Name:                                        Name:
 Title:                                       Title:


                                             PSS TEXAS, INC.


By:_________________                         By:_________________
 Name:                                        Name:
 Title:                                       Title:


                                             PSS DELAWARE, INC.


By:_________________                         By:_________________
 Name:                                        Name:
 Title:                                       Title:


                                             PSS PHYSICIAN SERVICES, INC.


By:_________________                         By:_________________
 Name:                                        Name:

                                     A.2-9

 Title:                                       Title:


                                             STANDARD/CRESCENT CITY
                                             SURGICAL SUPPLIES, INC.



By:_________________                         By:_________________
 Name:                                        Name:
 Title:                                       Title:


                                             S & W X-RAY, INC.


By:_________________                         By:_________________
 Name:                                        Name:
 Title:                                       Title:

                                    A.2-10

                                ASSIGNMENT FORM
                                ---------------

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

__________________________________________________________

__________________________________________________________

__________________________________________________________


          (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint, ___________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:   ________________________   Signed:   _________________________

                                             (Sign exactly as your name appears
                                             on the other side of this Note)

Signature Guarantee:_________________________________

                                    A.2-11

                     [OPTION OF HOLDER TO ELECT PURCHASE]
                      ----------------------------------

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

          Section 4.15 [  ]

          Section 4.16 [  ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the principal amount you elect to have purchased:

$________________

Dated:   ________________           ____________________________________________

                                    NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Signature Guarantee:______________________________

                                    A.2-12

                                                                       EXHIBIT B
                                                                       ---------

                        FORM OF LEGEND FOR GLOBAL NOTES
                        -------------------------------

          Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

               THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C
                                                                       ---------

                           Form of Certificate To Be
                           -------------------------
                         Delivered in Connection with
                         ----------------------------
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------

                                                                __________, ____

SunTrust Bank, Central Florida, National Association

225 East Robinson Street

Suite 250

Orlando, FL 32801

Attention:  Corporate Trust Department


          Re:  PHYSICIAN SALES & SERVICE, INC.
               (the "Company")
               8 1/2% Senior Subordinated
               Notes due 2007 (the "Notes")
               ----------------------------

Ladies and Gentlemen:

          In connection with our proposed purchase of $_________ aggregate principal amount of the Notes, we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated October 2, 1997, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (i)-
(iii) of the Offering Memorandum and in the section entitled "Transfer Restrictions" in the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

          2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act") and all applicable State securities laws.

          3. We understand that the offer and sale of the Notes (and the related Note Guarantees) have not been registered under the Securities Act, and that the Notes (and the related Guarantees) may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A promulgated under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, substantially in the form of this letter, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare Plan (as defined the section entitled "Transfer Restrictions" in the Offering Memorandum), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

          5. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          7. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You, the Company and the Initial Purchasers (as defined in the Offering Memorandum) are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                   Very truly yours,

                                   [Name of Transferee]

                                   By:  _______________________________
                                             Authorized Signature

                                                                       EXHIBIT D
                                                                       ---------

                      Form of Certificate To Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S
                      -----------------------------------


SunTrust Bank, Central Florida, National Association

225 East Robinson Street

Suite 250

Orlando, FL 32801

Attention:  Corporate Trust Department



          Re:  PHYSICIAN SALES & SERVICE, INC.
               (the "Company") 8 1/2% Senior Subordinated
               Notes due 2007 (the "Notes")
               -------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          1.   the offer of the Notes was not made to a person in the United
States;

          2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
(b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          5. we have advised the transferee of the transfer restrictions applicable to the Notes.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                   Very truly yours,

                                   [Name of Transferor]

                                   By:  ______________________________
                                             Authorized Signature

                                                                       EXHIBIT E
                                                                       ---------

                        FORM OF SUPPLEMENTAL INDENTURE

          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________ __, 199_ between Subsidiary Guarantor (the "New Subsidiary Guarantor"), a direct or indirect domestic Restricted Subsidiary of Physician Sales & Service, Inc. and SunTrust Bank, Central Florida, National Association, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                              W I T N E S S E T H

          WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of October 7, 1997, providing for the issuance of an aggregate principal amount of $250,000,000 of 8 1/2% Senior Subordinated Notes due 2007 (the "Notes");

          WHEREAS, Section ____ of the Indenture provides that under certain circumstances the Issuer may cause, and Section ____ of the Indenture provides that under certain circumstances the Issuers must cause, certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Issuer's Obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. AGREEMENT TO NOTE GUARANTEE. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Issuer's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XI and XII of the Indenture and to be bound by all other applicable provisions of the Indenture.

          3. NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder, as such, of the Subsidiary Guarantor shall have any liability for any obligations of the Issuer or any Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          4. NEW YORK LAW TO GOVERN. The Internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

          5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Subsidiary Guarantor.

          8. EFFECT OF SUPPLEMENTAL INDENTURE. Except as amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:________________              [Name of New Subsidiary Guarantor]

                                    By:_____________________________
                                    Name:
                                    Title:

SUNTRUST BANK, CENTRAL FLORIDA, National Association as Trustee

By:_______________________________________
Name:
Title: